                                                                     EXHIBIT 2.1



NOTE: Portions of this exhibit are the subject of a Confidential Treatment
      Request by the Registrant to the Securities and Exchange Commission. Such portions have been redacted and are marked with a "[*]" in place of the redacted language.
================================================================================


                      AGREEMENT AND PLAN OF REORGANIZATION

                                     among:

                                  VERSATA, INC.
                             a Delaware corporation;

                             VATA ACQUISITION CORP.
                             a Delaware corporation;

                                   VERVE, INC.
                            a California corporation;

                                       and

                       CERTAIN SHAREHOLDERS OF VERVE, INC.

                         -------------------------------

                          Dated as of October 18, 2000

                         -------------------------------


================================================================================

                                TABLE OF CONTENTS


                                                                                          PAGE
ARTICLE I THE MERGER........................................................................1

        1.1    The Merger...................................................................1
        1.2    Closing; Effective Time......................................................1
        1.3    Effect of the Merger.........................................................2
        1.4    Certificate of Incorporation; Bylaws.........................................2
        1.5    Directors and Officers.......................................................2
        1.6    Merger Consideration.........................................................3
        1.7    Surrender of Certificates....................................................6
        1.8    No Further Ownership Rights in Company Capital Stock.........................7
        1.9    Lost, Stolen or Destroyed Certificates.......................................7
        1.10   Tax Consequences; Accounting.................................................7
        1.11   Exemption from Registration..................................................7
        1.12   Company Shareholders' Restrictions Regarding Securities Law Matters.........10
        1.13   Taking of Necessary Action; Further Action..................................10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY AND CERTAIN SHAREHOLDERS OF
        COMPANY............................................................................11

        2.1    Organization, Standing and Power............................................11
        2.2    Subsidiaries................................................................11
        2.3    Capital Structure...........................................................11
        2.4    Authority...................................................................12
        2.5    No Conflicts................................................................12
        2.6    Approvals...................................................................13
        2.7    Financial Statements........................................................13
        2.8    Absence of Certain Changes..................................................13
        2.9    Absence of Undisclosed Liabilities..........................................14
        2.10   Litigation..................................................................14
        2.11   Restrictions on Business Activities.........................................14
        2.12   Governmental Authorization..................................................14
        2.13   Title to Property...........................................................15
        2.14   Intellectual Property.......................................................15
        2.15   Material Contracts..........................................................20
        2.16   Environmental Matters.......................................................21
        2.17   Taxes.......................................................................23
        2.18   Employee Benefit Plans......................................................26
        2.19   Certain Agreements Affected by the Merger...................................28
        2.20   Employee Matters............................................................28
        2.21   Interested Party Transactions...............................................29
        2.22   Insurance...................................................................29

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        2.23   Compliance With Laws........................................................29
        2.24   Minute Books................................................................30
        2.25   Board Approval..............................................................30
        2.26   Affiliates..................................................................30
        2.27   Accounts Receivable.........................................................30
        2.28   Customers and Suppliers.....................................................30
        2.29   Projections and Product Releases............................................31
        2.30   Brokers; Expenses...........................................................31
        2.31   Complete Copies of Materials................................................31
        2.32   Permit Application; Information Statement...................................31
        2.33   Representations Complete....................................................31

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB......................32

        3.1    Organization, Standing and Power............................................32
        3.2    Capital Structure of Acquiror...............................................32
        3.3    Authority...................................................................32
        3.4    No Conflicts................................................................32
        3.5    Approvals...................................................................33
        3.6    SEC Filings; Financial Statements of Acquiror...............................33
        3.7    Litigation..................................................................34
        3.8    Brokers.....................................................................34
        3.9    No Material Adverse Change..................................................34
        3.10   Information to be Supplied by Acquiror......................................34
        3.11   Representations Complete....................................................34

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.............................................34

        4.1    Conduct of Business of Company..............................................34
        4.2    Conduct of Business of Company and its Subsidiaries.........................35
        4.3    No Solicitation.............................................................37

ARTICLE V ADDITIONAL AGREEMENTS............................................................38

        5.1    Written Consent of Shareholders.............................................38
        5.2    Access to Information.......................................................38
        5.3    Confidentiality.............................................................38
        5.4    Public Disclosure...........................................................38
        5.5    Consents; Cooperation.......................................................39
        5.6    Acquisition of Xedoc........................................................39
        5.7    Shareholder Representation Agreement........................................39

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        5.8    Blue Sky Laws...............................................................39
        5.9    Escrow Agreement............................................................39
        5.10   Employees...................................................................39
        5.11   Expenses....................................................................40
        5.12   Reasonable Efforts and Further Assurances...................................40
        5.13   Tax Treatment...............................................................40
        5.14   Certain Tax Matters.........................................................40

ARTICLE VI CONDITIONS TO THE MERGER........................................................41

        6.1    Conditions to Obligations of Each Party to Consummate the Merger............41
        6.2    Additional Conditions to Obligations of Company.............................41
        6.3    Additional Conditions to Obligations of Acquiror and Merger Sub.............42

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER..............................................44

        7.1    Termination.................................................................44
        7.2    Effect of Termination.......................................................45
        7.3    Expenses and Termination Fees...............................................45

ARTICLE VIII ESCROW AND INDEMNIFICATION....................................................46

        8.1    Escrow Fund.................................................................46
        8.2    Indemnification.............................................................46
        8.3    Escrow Periods..............................................................48
        8.4    Claims upon the Escrow Fund.................................................49
        8.5    Shareholders' Agent.........................................................51
        8.6    Actions of the Shareholders' Agent..........................................51
        8.7    Third-Party Claims..........................................................52

ARTICLE IX GENERAL PROVISIONS..............................................................53

        9.1    Non-Survival at Effective Time..............................................53
        9.2    Notices.....................................................................53
        9.3    Certain Definitions; Interpretation.........................................55
        9.4    Counterparts................................................................55
        9.5    Entire Agreement; Parties in Interest; Nonassignability.....................55
        9.6    Severability................................................................55
        9.7    Remedies Cumulative.........................................................56
        9.8    Governing Law; Forum........................................................56
        9.9    Rules of Construction.......................................................56

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
        9.10   Extension; Waiver...........................................................56
        9.11   No Third-Party Beneficiary..................................................56


                                    EXHIBITS

        Exhibit A      --  Delaware Certificate of Merger
        Exhibit B      --  California Agreement of Merger
        Exhibit C      --  Amended and Restated Articles of Incorporation
        Exhibit D      --  Support Agreement
        Exhibit E      --  Shareholder Representation Agreement
        Exhibit F      --  Escrow Agreement
        Exhibit G      --  Non-Competition Agreement
        Exhibit H      --  Employment Agreement
        Exhibit I      --  Form of Shareholder Certificate

                      AGREEMENT AND PLAN OF REORGANIZATION


               THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of October 18, 2000, by and among Versata, Inc., a Delaware corporation ("Acquiror"), VATA Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), Verve, Inc., a California corporation ("Company"), Brett Adam, an individual, Cameron Bromley, an individual and J. Matthew Pryor, an individual (each a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

        A. Acquiror, Merger Sub, Company and the Shareholders intend to effect a merger of Merger Sub with and into Company (the "Merger") in accordance with this Agreement, the California Corporation Code ("California Law") and the Delaware General Corporation Law ("Delaware Law"). Upon consummation of the Merger, Merger Sub will cease to exist, and Company will become a wholly owned subsidiary of Acquiror.

        B. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Internal Revenue Code.

        C. This Agreement has been approved by the respective boards of directors of Acquiror, Merger Sub and Company.

        D. Contemporaneously with the execution and delivery of this Agreement and as an inducement to Acquiror to enter into this Agreement, each of the Shareholders are executing and delivering to Acquiror a support agreement (each a "Support Agreement") substantially in the form of Exhibit D hereto, to vote the shares of Company Capital Stock owned by such persons to approve the Merger and against any competing proposals.

        NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 THE MERGER. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the California Law and the Delaware Law, Merger Sub shall be merged with and into Company, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Acquiror. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

        1.2 CLOSING; EFFECTIVE TIME. The closing of the Merger (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in

Article VI or at such other time as the parties hereto agree in writing (the "Closing Date"). The parties shall use commercially reasonable efforts to cause the Closing to occur within thirty (30) days of the execution of this Agreement. The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, One Market, Spear Street Tower, San Francisco, California, or at such other location as the parties hereto agree. At the Closing: (i) Acquiror shall deliver to the Shareholders the shares of Acquiror common stock issuable ("Acquiror Common Stock") and the cash payable pursuant to Section 1.6 in exchange for shares of all series and classes of Company capital stock outstanding as of the Closing Date ("Company Capital Stock") and all shares of Company Capital Stock reserved for issuance upon exercise of all outstanding Company stock options ("Company Options") and warrants, and the Shareholders shall properly endorse and immediately deliver the Escrow Shares (as defined in Section 1.6(b)(ii)) to the Escrow Agent to be deposited into the Escrow Fund pursuant to the requirements of Section 1.6 and Article VIII and the Escrow Agreement in the form of Exhibit F hereto; and (ii) simultaneously therewith, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in the form of Exhibit A hereto (the "Delaware Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law, and an Agreement of Merger in the form of Exhibit B hereto (the "California Agreement of Merger"), together with the required officers' certificates, with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of filing of the California Agreement of Merger being the "Effective Time").

        1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Delaware Certificate of Merger, the California Agreement of Merger and the applicable provisions of Delaware Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of Acquiror.

        1.4 CERTIFICATE OF INCORPORATION; BYLAWS.

               (a) At the Effective Time, the Articles of Incorporation of Company shall be amended and restated in the form of Exhibit C hereto ("Articles of Incorporation") and, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation until thereafter further amended in accordance therewith and as provided by California Law.

               (b) The existing Bylaws of Company shall be the Bylaws of the Surviving Corporation until thereafter further amended in accordance therewith and as provided by California Law, and the Articles of Incorporation.

        1.5 DIRECTORS AND OFFICERS. From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

        1.6 MERGER CONSIDERATION.

               (a) Conversion of Company Capital Stock; Payment of Cash. The total consideration to be paid by Acquiror in connection with the Merger pursuant to this Agreement is (and shall not exceed) $10,500,000 (the "Aggregate Merger Consideration"). The Aggregate Merger Consideration shall consist of:

                      (i) Cash consideration in the amount of $1,250,000 ("Cash Consideration"), provided that such amount shall not exceed the twenty percent (20%) limitation for purposes of qualifying as a reorganization within Section 368(a) of the Internal Revenue Code. To the extent such amount is reduced because of the foregoing limitation, the shares delivered to the Shareholders at Closing shall be increased by the number of shares of Acquiror Common Stock at the Trailing Five Day Price equal to the amount of the reduction below $1,250,000 ("Cash Equivalent Shares");

                      (ii) Two hundred-fifty thousand (250,000) shares of Acquiror Common Stock ("Initial Shares"), subject to the adjustments in Section 1.6(a)(iii); and

                      (iii) In the event that the average closing price of Acquiror Common Stock as reported by Nasdaq for the five day period ending on the third day immediately prior to the Closing Date (the "Trailing Five Day Price") is outside the range between $22.80 and $51.80 (the "Price Range"), the number of Initial Shares shall be increased or decreased (the "Adjusted Initial Shares") as follows: (A) in the event that the Trailing Five Day Price exceeds $51.80, divide $51.80 by the Trailing Five Day Price ("Quotient A"), and multiply Quotient A by the number of Initial Shares, and round the product up to the nearest whole share; (B) in the event that the Trailing Five Day Price is below $22.80, divide $22.80 by the Trailing Five Day Price ("Quotient B") and multiply Quotient B by the number of Initial Shares, and round the product up to the nearest whole share. By way of example, if the Trailing Five Day Price was $52.00, then the calculation is ($51.80/$52)(250,000 shares) = 249,039 shares.
If the Trailing Five Day Price is $20, then the calculation is ($22.80/$20)(250,000 shares) = 285,000 shares. Notwithstanding the foregoing, if the Trailing Five Day Price is below $11.40 or above $103.60, no change to arrive at the number of Adjusted Initial Shares shall be made beyond such adjustment as would be made at either of those endpoints.

               (b) Schedule of Payment of Aggregate Merger Consideration. The Acquiror shall pay the Aggregate Merger Consideration to the Shareholders pursuant to Section 1.2 as follows:

                      (i) The Cash Consideration, any Cash Equivalent Shares and seventy percent (70%) of the Initial Shares (or the Adjusted Initial Shares, if applicable) shall be paid to the Shareholders at Closing; and

                      (ii) Thirty percent (30%) of the Initial Shares (or the Adjusted Initial Shares, if applicable) shall be paid to the Shareholders at Closing, which 30% the Shareholders shall properly endorse and immediately deposit into the Escrow Fund as provided in Article VIII ("Escrow Shares").

               (c) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued in the Merger, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall be entitled to receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (a) such fraction, multiplied by (b) the Trailing Five Day Price.

               (d) Exchange Ratio. At the Effective Time, on the terms and subject to the conditions of this Agreement (including the limitation set forth in Section 1.6(a)), by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(e) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with California Law or Delaware Law ("Dissenting Shares")) shall be converted into the right to receive (x) the number of shares of Acquiror Common Stock (the "Exchange Ratio") obtained by dividing the number of Initial Shares (or the Adjusted Initial Shares, if applicable) and any Cash Equivalent Shares by the number of shares of Company Capital Stock outstanding as of the Closing Date; and (y) the amount of cash obtained by dividing the Cash Consideration (less any adjustments made pursuant to Section 1.6(a)(i)) by the number of shares of Company Capital Stock outstanding as of the Closing Date.

               (e) Cancellation of Company Capital Stock Owned by Company. At the Effective Time, all shares of Company Capital Stock that are owned by Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and without payment of any consideration therefor.

               (f) Company Stock Option Plans. At the Effective Time, the Verve Stock Option Plan (the "Company Stock Option Plan") and, to the extent in compliance with Company's representations in Section 2.3, all Company Options, whether vested or unvested, shall be assumed by Acquiror (each such Company Option an "Assumed Option" and collectively the "Assumed Options"). Each Assumed Option shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plan (if applicable) and the applicable stock option agreement (on the applicable notice of grant or granting resolutions, as the case may be) as in effect immediately prior to the Effective Time, except that (i) each Assumed Option will be exercisable for that number of whole shares of Acquiror Common Stock equal to the product obtained by multiplying the number of shares of Company Common Stock that were issuable upon exercise of such Assumed Option immediately prior to the Effective Time, as if such Company Options were fully vested, by the quotient obtained by dividing (x) that number which represents 28.571% of the Aggregate Merger Consideration by
(y) the product obtained by multiplying the Trailing Five Day Price of Acquiror's Common Stock by the number of Assumed Options (such quotient being the "Option Exchange Ratio"), rounded down to the nearest whole number of shares of Acquiror Common Stock; (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of each Assumed Option will be equal to the quotient obtained by dividing the exercise price per share of Company Common Stock at which such Assumed Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent and (iii) all

Assumed Options issued to any of the Shareholders shall be subject to a new thirty (30) month vesting schedule and subject to a right of repurchase by the Acquiror in the event unvested options are exercised. It is the intention of the parties that the Assumed Options qualify, to the maximum extent applicable, following the Effective Time, as incentive stock options as defined in Section 422 of the Internal Revenue Code to the extent such options qualified as incentive stock options prior to the Effective Time, it being understood and acknowledged that some or all Company Options may not qualify as incentive stock options and may instead be treated as nonqualifying options.

               (g) Assignment of Repurchase Rights. All outstanding rights of Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (and the shares of Acquiror Common Stock into which such shares are converted pursuant to this Section 1.6) (the "Repurchase Options") shall be and hereby are, effective as of the Effective Time, assigned to Acquiror in the Merger and shall thereafter be exercisable by Acquiror upon the same terms and conditions in effect immediately prior to the Effective Time, except that the number of shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Option Exchange Ratio.

               (h) Adjustments to Exchange Ratios. The Exchange Ratio and the Option Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

               (i) Conversion of Merger Sub Capital Stock. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (j) Dissenters' Rights. Any Dissenting Shares shall not be converted into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to applicable law. Company agrees that, except with the prior written consent of Acquiror, or as required under applicable law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of applicable law, becomes entitled to payment of the "fair market value" for their shares of Company Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such shareholder of certificate or certificates representing shares of Company Capital Stock, the number of shares of Acquiror Common Stock and cash to which such shareholder would otherwise be entitled under this Section 1.6, less the number of shares allocable to such shareholder that have been deposited in the Escrow Fund (as defined in Section 8.1) in respect of such shares of Acquiror Common Stock pursuant to Section 1.6(a) and Article VIII.

        1.7 SURRENDER OF CERTIFICATES.

               (a) Exchange Procedures. Upon surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (a "Company Certificate") for cancellation, the holder of such Company Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and the amount of cash payable to such holder, and the number of shares of Acquiror Common Stock which such holder shall immediately deposit in the Escrow Fund in accordance with Article VIII, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence only the right to receive that number of full shares of Acquiror Common Stock issuable and cash payable in exchange for such shares of Company Capital Stock. Immediately after the Effective Time, and subject to and in accordance with the provisions of Article VIII, the Shareholders shall cause to be properly endorsed and delivered to the Escrow Agent (as defined in Section 8.1(a)) a certificate or certificates representing the Escrow Shares, all of which shall be registered in the name of the Escrow Agent as nominee for the Shareholders otherwise entitled to such shares. The Escrow Shares endorsed and deposited with the Escrow Agent shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain losses as provided in Article VIII. To the extent not used to compensate Acquiror for such losses, such shares shall be released to the holders as provided in Article VIII. Where applicable, Acquiror shall have the right to inscribe upon any certificate for shares of Acquiror Common Stock issued in the Merger (or upon transfer thereof) a legend in substantially the following form:
"THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A NUMBER OF MATERIAL RESTRICTIONS, INCLUDING RESTRICTIONS ON SALE, TRANSFER, DISTRIBUTION, PLEDGE OR OTHER DISPOSAL AND RESTRICTIONS ON REGISTRATION, ALL PURSUANT TO AN AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF OCTOBER 18, 2000 AND CERTAIN RELATED AGREEMENTS REFERRED TO THEREIN. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT THE EXECUTIVE OFFICES OF ACQUIROR." Acquiror agrees that, in the case when such a legend no longer applies, such legends shall be removed from shares of Acquiror Common Stock issued in the Merger upon the request of a Shareholder or other lawful owner of such Acquiror Common Stock.

               (b) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to applicable law, following surrender of any such Company Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the first sentence of this Section 1.7(b)) with respect to such shares of Acquiror Common Stock.

               (c) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued, or any cash is to be paid, in a name or to a person other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock (or the payment of cash) in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

               (d) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock and the portion of the Cash Consideration to which such holder is entitled pursuant to Section 1.6.

        1.8 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All shares of Acquiror Common Stock issued and any cash paid (including any cash paid in lieu of fractional shares) upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time.

        1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Company Certificates shall have been lost, stolen or destroyed, the Acquiror shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and cash as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance and payment thereof, require the owner of such lost, stolen or destroyed Company Certificates to deliver to Acquiror an affidavit of loss, theft or destruction in form reasonably satisfactory to Acquiror and to indemnify and hold harmless Acquiror from and against any claim that may be made against Acquiror, the Surviving Corporation, Company or any of their directors, officers, employees, affiliates or agents with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

        1.10 TAX CONSEQUENCES; ACCOUNTING. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. It is intended by the parties hereto that the Merger shall be accounted for as a purchase.

        1.11 EXEMPTION FROM REGISTRATION.

               (a) The shares of Acquiror Common Stock to be issued in the Merger pursuant to Section 1.6 will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof or, to the extent Section 1.11(b) is applicable, pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Subject to the provisions hereof, the shares of Acquiror Common Stock to be issued in the Merger will be qualified under the California Corporations Code, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law, and (if deemed necessary by Acquiror in its good faith judgment) such fairness hearing shall also address the assumption by Acquiror of all Company Options pursuant to this Agreement. Acquiror and Company shall each use all requisite commercially reasonable efforts to (i) file, as promptly as practicable following the execution and delivery of this Agreement, an application for issuance of a permit pursuant to Section 25121 of the California Corporations Code to issue such securities (and, if deemed necessary by Acquiror in its good faith judgment, to assume such Company Options) (the "California Permit") and (ii) to obtain the California Permit as promptly as practicable.

               (b) In the event that the California Permit cannot be obtained on or before December 31, 2000, or without the imposition of burdensome conditions, then Acquiror and Company shall use commercially reasonable efforts to effect the issuance of the shares of Acquiror Common Stock to be issued in the Merger, in a private placement pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, on terms and conditions that are reasonably satisfactory to Acquiror and Company. The parties hereto acknowledge and agree that in the event of such a private placement: (i) as a condition to effecting such issuance as a private placement pursuant to Section 4(2) of the Securities Act, Acquiror shall be entitled to obtain from each shareholder of Company such representations, warranties, certifications and additional information as shall be reasonably satisfactory to Acquiror and that Acquiror will be relying upon the representations made by each shareholder of Company in such statements in connection with the issuance of Acquiror Common Stock to such shareholder, (ii) until registered on Form S-3 as provided below, the shares of Acquiror Common Stock so issued pursuant to Section 1.6 will not be registered under the Securities Act and will constitute "restricted securities" within the meaning of the Securities Act, and (iii) the certificates representing the shares of Acquiror Common Stock shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

               (c) In the event of a private placement as described in Section 1.11(b) above, Acquiror shall use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission ("SEC"), as soon as practicable (and in any event within thirty (30) days) after the Effective Time, a registration statement on Form S-3 covering the resale of such shares of Acquiror Common Stock issued prior thereto in connection with the Merger and Acquiror shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing and to keep such registration statement effective until twelve (12) months after the Effective Time or such earlier date on which the shares covered thereby are sold or transferred by the original holders thereof. Acquiror's obligation in the preceding sentence to file the registration statement within thirty (30) days is subject to the condition that the holders of Acquiror Common Stock provide Acquiror promptly, but in no event more than fifteen (15) days after the Closing, all information relating to them for inclusion in the registration statement. While the foregoing registration statement is effective, Acquiror shall use commercially reasonable efforts to ensure that the registration statement, as amended or supplemented, does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding anything herein to the contrary, the holders of shares covered by any such registration statement shall only resell securities pursuant to such registration statement subject to (i) Blackout Period Restrictions (as defined below) and (ii) in the case of holders who are officers, employees or consultants of Acquiror, the Surviving Corporation or any of their affiliates, any trading window restrictions applicable to similarly situated Acquiror officers, employees or consultants. "Blackout Period Restrictions" shall mean the restrictions on sale of registered shares of Acquiror Common Stock pursuant to the registration statement permitted to be imposed by Acquiror as follows: in the event that, at any time while the registration statement remains effective, Acquiror determines in its reasonable judgment and in good faith that the sale of securities pursuant to such registration statement would require disclosure of material information that Acquiror has a bona fide business purpose for preserving as confidential, upon giving written notice to the selling securityholders of such good faith determination, Acquiror shall be entitled to suspend sales of the registered securities pursuant to the registration statement for a period beginning on the date of receipt of such notice and expiring on the earlier of
(i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) ninety (90) days after the receipt of such notice from Acquiror; provided, however, that Acquiror shall not be permitted to impose such restrictions provided herein on more than two (2) occasions.

               (d) If Acquiror obtains a California Permit, the certificates (other than those certificates issued to persons who were not as of the Effective Time, an affiliate of Company, as such term is defined in Rule 144 under the Securities Act) representing the shares of Acquiror Common Stock issued pursuant to this Agreement shall bear the restrictive legends as follows:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED."

        If such shares of Acquiror Common Stock are issued in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act as set forth in Section 4(2) thereof, the certificates representing the shares of Acquiror Common Stock issued pursuant to this Agreement shall bear a restrictive legend stating substantially as follows:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES

               SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

        1.12 COMPANY SHAREHOLDERS' RESTRICTIONS REGARDING SECURITIES LAW
MATTERS.

        Each shareholder of Company, by virtue of the Merger and the conversion into Acquiror Common Stock of the Company Capital Stock or Assumed Options held by such shareholder, shall be bound by the following provisions:

               (a) If Acquiror issues the shares of Acquiror Common Stock in the Merger in reliance on a California Permit for an exemption from registration, such shareholder will not offer or sell any shares of Acquiror Common Stock except in compliance with Rule 145 promulgated under the Securities Act or otherwise dispose of any such shares except in compliance with the Securities Act and the rules and regulations thereunder.

               (b) In the event that the shares of Acquiror Common Stock to be issued pursuant to this Agreement are issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act, then such shareholder agrees that such shareholder will not sell, transfer or otherwise dispose of any shares of Acquiror Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the shareholder furnishes Acquiror with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, reasonably satisfactory to Acquiror and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Acquiror Common Stock or (iii) the offer and sale of Acquiror Common Stock is registered under the Securities Act.

        If at any time an opinion of counsel is necessary to enable the Shareholders to freely trade the Acquiror Common Stock to be issued pursuant to this Agreement, Acquiror shall use its best efforts to secure the requisite opinion from Acquiror legal counsel.

        1.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Acquiror with control over, and to vest the Surviving Corporation with full right, title and possession to, all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company, Acquiror and Merger Sub shall, in the name of their respective corporations or otherwise, take all such lawful and necessary action as may be requested by Acquiror.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF COMPANY AND CERTAIN
                            SHAREHOLDERS OF COMPANY

               Except as disclosed in a document of even date herewith and delivered by Company to Acquiror prior to the execution and delivery of this Agreement and referring by numbered section (and, where applicable, by lettered subsection) of the representations and warranties in this Agreement (the "Company Disclosure Schedule"), Company and Shareholders, jointly and severally, represent and warrant to Acquiror and Merger Sub as follows:

        2.1 ORGANIZATION, STANDING AND POWER. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on the Company. Company has delivered a true, correct and complete copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Company as amended to date, to Acquiror. Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

        2.2 SUBSIDIARIES. Company shall acquire an affiliated company, Xedoc Software Development, Pty. Ltd. of Australia ("Xedoc"). Xedoc shall be deemed a subsidiary as of the date of this Agreement. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the terms of its respective jurisdiction and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on the Company. Section
2.2 of the Company Disclosure Schedule lists all subsidiaries and except as noted therein, all of the outstanding Capital Stock of all such subsidiaries is owned of record and beneficially by Company.

        2.3 CAPITAL STRUCTURE. The authorized capital stock of Company consists of 3,000,000 shares of Common Stock of which 2,400,000 shares are issued and outstanding and 2,400,000 shares were issued and outstanding as of the close of business on September 30, 2000. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after September 30, 2000 other than pursuant to the exercise of options outstanding as of such date under the Company Stock Option Plan. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Company or any agreement to which Company is a party or by which it is bound. Company has reserved 600,000 shares of Common Stock for issuance to directors, employees and consultants, of which not more than 570,000 shares of unexercised options will be outstanding at Closing. Section 2.3 of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding Company Options including the number of shares of Company Capital Stock subject to such option, the exercise and vesting schedule, the exercise price per share and the term of such option. On the Closing Date, the Company shall deliver to Acquiror an updated Section 2.3 of the Company Disclosure Schedule which shall be true, complete and current as of such date. Except for (i) the rights created pursuant to this Agreement and (ii) Company's right to repurchase any unvested shares under the Company Stock Option Plan and (iii) stock appreciation rights under the Company Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Company or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for the agreements contemplated by this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of Company's capital stock (i) between or among Company and any of its shareholders or option holders and (ii) to the Company's knowledge, between or among any of Company's shareholders or option holders. The terms of the Company Stock Option Plan and the applicable stock option agreements permit the assumption or substitution of options or warrants, as applicable, to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Shareholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Company Stock Option Plan have been provided to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Acquiror. All outstanding shares of Common Stock were issued in compliance with all applicable federal and state securities laws.

        2.4 AUTHORITY. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval of the Merger by Company's shareholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity.

        2.5 NO CONFLICTS. The execution and delivery of this Agreement by Company do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Company or its subsidiaries as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or its subsidiaries or any of their properties or assets, except, in either case, for those conflicts that individually or in the aggregate would not reasonably be expect to have a Material Adverse Effect on the Company.

        2.6 APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Company, or its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the California Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country;
(iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company or any of its subsidiaries or materially impair the benefits expected by Acquiror from the Merger and would not prevent, alter or delay any of the transactions contemplated by this Agreement. The affirmative vote of the holders of a majority of the shares of Company Capital Stock outstanding on the applicable record date is the only vote of the holders of any of Company's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

        2.7 FINANCIAL STATEMENTS. Company has delivered to Acquiror its unaudited financial statements for the year ended June 30, 2000 (the "Company Balance Sheet Date"), and its unaudited financial statements (the "Company Balance Sheet") (balance sheet, statement of operations and statement of cash flows) as at, and for the three-month period ended September 30, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with standard accounting principles accepted in the United States or, with respect to accounting of Xedoc, in Australia ("Standard Accounting Principles") (except that the unaudited financial statements do not have notes thereto). The Financial Statements were prepared from and in accordance with the books and records maintained by Company and fairly present the financial condition and operating results of Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments which will not be material in nature or in amount.

        2.8 ABSENCE OF CERTAIN CHANGES. Except as set forth on Section 2.8 of the Company Disclosure Schedule, since December 31, 1999, Company has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect (as defined in Section 9.3) on Company; (ii) any acquisition, sale or transfer of any material asset of Company; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Company or any revaluation by Company of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Company, or any direct or indirect redemption, purchase or other acquisition by Company of any of its shares of capital stock, except repurchases of its capital stock pursuant to agreements with Company's employees and consultants in effect prior to the commencement of discussions between Company and Acquiror relating to the transactions contemplated by this Agreement; (v) any material contract entered into by Company, or any material amendment or termination of, or default under, any material contract to which Company or its subsidiaries is a party or by which it or any of its assets is bound; (vi) any amendment or change to the Articles of Incorporation or

Bylaws of Company; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Company to any of its directors, employees or consultants or (viii) any commitment, agreement or Board of Directors or shareholder resolution by Company to do any of the things described in the preceding clauses (i) through (vii) (other than with Acquiror and its representatives regarding the transactions contemplated by this Agreement). Since September 30, 2000 (inclusive of such date), Company or any of its subsidiaries has not taken any action (or failed to take any action), and no event has occurred, which, if taken or occurring after the date of this Agreement, would violate or be prohibited by Section 4.2.

        2.9 ABSENCE OF UNDISCLOSED LIABILITIES. Company has no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than
(i) those set forth or adequately provided for in the Company Balance Sheet,
(ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice and (iv) those set forth in this Agreement. Company's liability for payments since the Company Balance Sheet Data for legal services and other services relating to the dispute with Reef and with respect to the transactions contemplated by this Agreement does not exceed the amount listed in
Section 2.9 of the Company Disclosure Schedule.

        2.10 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or, to the knowledge of Company, investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Company, threatened against Company, its subsidiaries or any of their assets or properties or any of their officers or directors (in their capacities as such). There is no judgment, decree or order against Company, or any of its subsidiaries or any of their directors or officers (in their capacities as such), limiting the conduct of business by Company or its subsidiaries or that could prevent, enjoin, or alter or delay any of the transactions contemplated by this Agreement or have a Material Adverse Effect on Company or its subsidiaries. The Company Disclosure Schedule also lists all litigation (including arbitrations) by Company or its subsidiaries which is pending against any other person or entity.

        2.11 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Company, its subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Company or its subsidiaries, any acquisition of property by Company or its subsidiaries or the conduct of business by Company or its subsidiaries as currently conducted or as currently proposed to be conducted by Company or its subsidiaries.

        2.12 GOVERNMENTAL AUTHORIZATION. Company and its subsidiaries have obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity
(i) pursuant to which Company or its subsidiaries currently operates or holds any interest in any of their properties or (ii) that is required for the operation of Company's or its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called ("Company Authorizations")except for those Company authorizations that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Company, and all of such Company Authorizations are in full force and effect.

        2.13 TITLE TO PROPERTY. Company and its subsidiaries have good and marketable title to all of their respective material assets and properties (real and personal) and interests in assets and properties (real and personal), reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except assets, properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Balance Sheet. The plants, property and equipment of Company and its subsidiaries that are used in the operations of their business' are in good operating condition and repair. All properties used in the operations of Company and its subsidiaries are reflected in the Company Balance Sheet to the extent GAAP require the same to be reflected. Section 2.13 of the Company Disclosure Schedule identifies each parcel of real property owned or leased by Company.

        2.14 INTELLECTUAL PROPERTY.

               (a) Company and its subsidiaries own, or are licensed or otherwise possess valid and legally enforceable rights to use, all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored ("Intellectual Property") that are used or currently proposed to be used in the business of Company and its subsidiaries as currently conducted or as currently proposed to be conducted by Company and its subsidiaries ("Company Intellectual Property"). The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of business of Company and its subsidiaries as currently is conducted and all Intellectual Property required for products under development by Company or any of its subsidiaries as of the date hereof or as contemplated to be conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of Company and its subsidiaries (including products, technology, or services currently under development). Neither Company nor any of its subsidiaries have (i) licensed any Company Intellectual Property in source code form to any third party or (ii) entered into any exclusive agreements relating to any Company Intellectual Property with any third party. Except for Intellectual Property licensed to Company and its subsidiaries, Company and its subsidiaries own exclusively each item of Company Intellectual Property, including all Registered Intellectual Property of Company and its subsidiaries listed in Section 2.14(b) of the Company Disclosure Schedule, and own exclusively, and have good title to, all copyrighted works that are Company products or other works of authorship that Company and its subsidiaries otherwise purport to own; provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to Company and its subsidiaries or are in the public domain. Each item of Company Intellectual Property, including all Registered Intellectual Property of Company listed in Section 2.14(b) of the Company Disclosure Schedule, is free and clear of any liens, and has not been developed or created in conjunction with any third party or entity. Except pursuant to agreements described in Section 2.14(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has transferred ownership of or granted to any other person or entity any license of or other right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property. To the extent that any Company Intellectual Property (other than commercially available "shrink wrap" software, "shareware" and "freeware") has been developed or created by any person or entity other than Company (including any founder or employee of or consultant to the Company), Company and each of its subsidiaries has (or is an express licensee or beneficiary under) a written agreement with such person or entity with respect thereto and the Company has obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights. No person or entity other than Company and its subsidiaries has ownership rights to improvements made by Company in Intellectual Property that has been licensed to Company or any of its subsidiaries.

               (b) Section 2.14(b) of the Company Disclosure Schedule lists (i) patents, patent applications (including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks and servicemarks, intent-to-use applications, other registrations or applications to register trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration (collectively with the items described in clauses (i) and (ii)); (iv) any mask work registrations and applications to register mask works; (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any U.S., foreign, international or supranational governmental authority or other public legal authority; (vi) all licenses, sublicenses and other agreements as to which Company is a party and pursuant to which any other person or entity is authorized to use any Company Intellectual Property; (vii) all licenses, sublicenses and other agreements as to which Company or any of its subsidiaries is a party and pursuant to which Company is authorized to use any third-party Intellectual Property ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product of Company or any of its subsidiaries or which are otherwise used (or currently proposed to be used) by Company or any of its subsidiaries in the business of Company and its subsidiaries as currently conducted or as currently proposed to be conducted by Company and its subsidiaries, other than off-the-shelf software programs licensed under standard "shrink wrap" license agreements; and (viii) lists any proceedings or actions in which Company or any of its subsidiaries is a named party that are pending as of the date hereof before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Registered Intellectual Property of Company and its subsidiaries and other such proceedings or actions that Company or any of its subsidiaries has knowledge of (regardless of whether Company or any of its subsidiaries is a party thereto).

               (c) To the knowledge of Company and its subsidiaries, no person or entity (including each employee and former employee of Company or any of its subsidiaries) is infringing, misappropriating or otherwise making any unauthorized use or disclosure of any Intellectual Property rights of Company or any Intellectual Property right of any third party to the extent licensed by or through Company or any of its subsidiaries. Neither Company nor any of its subsidiaries has entered into any agreement to indemnify any other person or entity against any charge of infringement of any Company Intellectual Property except as part of its standard terms and conditions of sale or license.

               (d) Neither Company nor any of its subsidiaries is or will be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to any of the Company Intellectual Property or Third Party Intellectual Property Rights. Neither this Agreement nor any transactions contemplated by this Agreement will result in Acquiror's granting any rights or licenses with respect to the Intellectual Property of Acquiror to any person pursuant to any contract to which Company or any of its subsidiaries is a party or by which any of their respective assets and properties are bound.

               (e) All patents, registered trademarks, service marks and copyrights held by Company or any of its subsidiaries are valid and subsisting, and the manufacturing, marketing, licensing and sale of its products do not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. Neither Company nor any of its subsidiaries (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and
(ii) has brought any action, suit or proceeding for infringement of Company Intellectual Property or breach of any license or agreement involving Company Intellectual Property against any third party. All necessary registration, maintenance, renewal fees, annuity fees and taxes in connection with the Registered Intellectual Property of Company and its subsidiaries have been paid and all necessary documents and certificates in connection with the Registered Intellectual Property of Company and its subsidiaries have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.14(e) of the Company Disclosure Schedule lists all actions that must be taken by Company or any of its subsidiaries within one hundred eighty (180) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property of the Company and its subsidiaries.

               (f) Company and its subsidiaries have secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property of the rights to such contributions that Company and its subsidiaries do not already own by operation of law.

               (g) Company and its subsidiaries have taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information by Company or any of its subsidiaries to a third party has been pursuant to the terms of a written agreement between Company (or a subsidiary of Company) and such third party. Company and its subsidiaries have taken all requisite commercially reasonable steps to protect their respective rights in confidential information and trade secrets and to protect the confidentiality of confidential information provided to Company or any of its subsidiaries by any other person or entity subject to a duty of confidentiality. Without limiting the generality of the foregoing, Company has, and enforces, a policy requiring each employee, consultant and independent contractor to execute proprietary information, confidentiality and invention and copyright assignment agreements substantially in the form attached to or described in Section 2.14(g) of the Company Disclosure Schedule, and all current and former employees, consultants and independent contractors of the Company and its subsidiaries have executed such an agreement. Company and its subsidiaries have taken all necessary and appropriate steps to protect and preserve ownership of Company Intellectual Property. Company and its subsidiaries have secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property. In the event that the consultant is concurrently employed by the Company (or any of its subsidiaries) and a third party, Company and its subsidiaries have taken additional steps to ensure that any Company Intellectual Property developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement which steps include, but are not limited to, ensuring that all research and development work performed by such a consultant are performed only on facilities of the Company and its subsidiaries and only using resources of Company and its subsidiaries.

               (h) There has been no material adverse change to the businesses or electronic systems of Company and its subsidiaries and no material interruption in the delivery of the products and services of Company and its subsidiaries by reason of the advent of the year 2000, and all of the products of Company and its subsidiaries (including products currently under development) consistently, predictably and accurately, without interruption or manual intervention, record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in substantially the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999 or calculate any information dependent on or relating to such dates. Without limiting the generality of the foregoing, (i) Company and its subsidiaries have taken all actions necessary and appropriate to ensure that the IT systems and non-IT systems used by Company and its subsidiaries in their respective internal operations will function properly beyond 1999 (and Company has no knowledge of any material issues that have arisen in connection therewith) and (ii) Company and its subsidiaries have made inquiries of their respective key third-party vendors and suppliers as to the status of their Year 2000 efforts and as a result thereof have not uncovered any problems that could materially disrupt or harm the day-to-day functioning of the businesses and operations of Company and its subsidiaries.

               (i) It is the practice of Company and its subsidiaries to scan all software and data residing on computer network with a commercially available and up-to-date virus scan software. To the knowledge of Company and its subsidiaries, their respective software programs and other Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware including worms, bombs, backdoors, clocks, timers, or other disabling device code, designs or routines which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or with passage of time or upon command by any person.

               (j) Section 2.14(j) of the Company Disclosure Schedule lists all contracts and licenses between Company and any other person or entity wherein or whereby Company has agreed to, or assumed, a material obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Company or such other person or entity of the Intellectual Property of any person or entity or entity other than Company.

               (k) Except as set forth in Section 2.14(k) of the Company Disclosure Schedule, Company and its subsidiaries have registered the copyright with the U.S. Copyright Office for the latest version of each product or technology of Company and its subsidiaries that constitutes or includes a copyrightable work. In each case in which Company or any of its subsidiaries have acquired any Intellectual Property rights from any person or entity, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to Company and its subsidiaries and, to the maximum extent provided for by, and in accordance with, applicable laws, Company and its subsidiaries have recorded each such assignment of Registered Intellectual Property with the appropriate governmental or regulatory authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

               (l) The operation of the businesses of Company and its subsidiaries as currently conducted, or as presently proposed to be conducted, including the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Company and its subsidiaries, does not infringe or misappropriate the Intellectual Property of any third party, violate the rights of any third party (including rights to privacy or publicity), or constitute unfair competition or an unfair trade practice under any law. Except as set forth in Section 2.14(l) of the Company Disclosure Schedule neither Company nor any of its subsidiaries has received notice from any person or entity claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Company or any of its subsidiaries infringes or misappropriates the Intellectual Property of any person or entity or constitutes unfair competition or trade practices under any law, including notice of any third party patent rights or other Intellectual Property rights from a potential licensor of such rights.

               (m) No Company Intellectual Property and no product, technology or service of Company or any of its subsidiaries is subject to any order or action or proceeding that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any

Company Intellectual Property product technology or service by Company or any of its subsidiaries or that could reasonably be expected to affect the validity, use or enforceability of such Company Intellectual Property. There is no order outstanding and no action or proceeding pending finding or alleging, and neither Company nor any of its subsidiaries has any reason to believe, that any (i) product, technology, service or publication of Company or any of its subsidiaries, (ii) material published or distributed by Company or any of its subsidiaries or (iii) conduct or statement of Company or any of its subsidiaries constitutes material, false advertising or otherwise violates any law. There is no contract or license between Company and third party with respect any to Company Intellectual Property under which there is any dispute known to Company or any of its subsidiaries regarding the scope of such contract or license, or performance under such contract or license, including with respect to any payments to be made or received by Company or any of its subsidiaries thereunder.

               (n) Section 2.14(n) of the Company Disclosure Schedule sets forth a list of (i) all software which Company or any of its subsidiaries has licensed from any third party which is used by Company or any of its subsidiaries in its products or otherwise in its business and (ii) all "freeware" and "shareware" incorporated into any product now or heretofore shipped by the Company or any of its subsidiaries. Company and its subsidiaries have all rights necessary to the use of such software, "freeware" and "shareware".

               (o) All product performance comparisons heretofore furnished by Company or any of its subsidiaries to customers or Acquiror are accurate in all material respects as of the dates so furnished (except that, in the case of product performance comparisons made as of a specified earlier date, such comparisons shall be accurate as of such specified earlier date, and, in the case or product performance comparisons superseded by a subsequent product performance comparison furnished to the customer before the customer's acquisition of a license on the product covered by the superseded comparison, the superseding comparison shall be accurate in all material respects and the superseded comparison shall be disregarded).

        2.15 MATERIAL CONTRACTS.

               (a) Except for the contracts described in Section 2.15 of the Company Disclosure Schedule (collectively, the "Material Contracts"), Company or its subsidiaries are not a party to or bound by any material contract, including:

                      (i) any distributor, sales, advertising, agency or manufacturer's representative contract that is not terminable within thirty (30) days by Company;

                      (ii) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contract more than Fifty Thousand Dollars ($50,000) over the life of the contract;

                      (iii) any contract that expires or may be renewed at the option of any person or entity other than the Company so as to expire more than one year after the date of this Agreement;

                      (iv) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                      (v) any contract for capital expenditures in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

                      (vi) any contract limiting the freedom of Company or its subsidiaries to engage in any line of business or to compete or which requires Company or its subsidiaries to maintain the confidentiality of any proprietary information of any third party or any other material confidentiality, secrecy or non-disclosure contract;

                      (vii) any contract pursuant to which the Company or its subsidiaries is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than Fifty Thousand Dollars ($50,000) over the remaining life of the contract;

                      (viii) any contract with any person or entity with whom the Company or its subsidiaries does not deal at arm's length within the meaning of the Internal Revenue Code; or

                      (ix) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person or entity.

               (b) Each of Company and its subsidiaries has performed in all material respects all of the obligations required to be performed by it and is entitled to all material benefits under each, and is not alleged to be in default in any material respect in respect of any, Material Contract. Each of the Material Contracts is in full force and effect and has not been amended, and there exists, to the knowledge of the Company, no default or event of default or event, occurrence, condition or act, with respect to Company, its subsidiaries or to Company's or subsidiaries' knowledge with respect to the other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to Acquiror.

        2.16 ENVIRONMENTAL MATTERS.

               (a) The following terms shall be defined as follows:

                      (i) "Environmental and Safety Laws" means any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                      (ii) "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental and Safety Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority.

                      (iii) "Facilities" means all buildings and improvements on any Site.

                      (iv) "Hazardous Material" means any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                      (v) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

                      (vi) "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by Company, any predecessors of Company, or any entities previously owned by Company, including all soil, subsoil, surface waters and groundwater.

               (b) Each of Company and its subsidiaries has disposed of all Hazardous Material and wastes in accordance with all Environmental and Safety Laws; (ii) each of Company and its subsidiaries has received no notice (verbal, written or electronic) of any noncompliance with any Environmental and Safety Law; (iii) no notice, administrative action or suit is pending or, to the knowledge of Company or its subsidiaries, threatened against Company relating to any actual or alleged violation of any Environmental and Safety Laws; (iv) no Site is a current or, to Company's or any subsidiaries' knowledge, proposed environmental clean-up site, and Company has not been notified that it is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any analogous state statute arising out of events occurring prior to the Closing Date; (v) to Company's or any subsidiaries' knowledge, no Release of Hazardous Material has occurred at, from, in, to, on, or under any Site while Company or any subsidiary has occupied the Site and no Hazardous Material is present in, on, about or migrating to or from any Site; (vi) there are not now and, to the knowledge of Company or any subsidiary, there have not been in the past any underground tanks or underground improvements at, on or under any Site including treatment or storage tanks, sumps, or water, gas or oil wells; (vii) there are no polychlorinated biphenyls (PCBs), asbestos-containing material, lead-based paint or radon deposited, stored, disposed of or located (or in any equipment located) at any Site or in any Facilities; (viii) there is no formaldehyde at any Site or in any Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (ix) each of Company and its subsidiaries possesses all Environmental Permits necessary to or required for the operation of its business and has at all times complied with all Environmental Permits and all Environmental and Safety Laws; and (x) each of Company and its subsidiaries has all the permits and licenses required to be issued to it under federal, state or local laws regarding Environmental and Safety Laws and is in compliance in all material respects with the terms and conditions of those permits.

               (c) Neither Company nor, to the knowledge of Company, any predecessor of Company nor any entity previously owned by Company has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there have been no events, facts or circumstances since the date of incorporation of Company or, to the knowledge of Company, prior to such time, which could reasonably be expected to form the basis of any such obligation or liability.

               (d) Neither Company nor any of its subsidiaries is a party, whether as a direct signatory, assignor or assignee, guarantor, successor, or third party beneficiary, to, and is otherwise bound by, any lease or other contract under which Company or any of its subsidiaries is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting any Hazardous Material or under which any other person is or has been released respecting any Hazardous Material.

               (e) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for Company or any of its subsidiaries or, to the knowledge of Company or any of its subsidiaries, by or for any other person or entity with respect to any Site while Company or any of its subsidiaries has occupied the Site, which have not been delivered to Acquiror prior to execution of this Agreement.

        2.17 TAXES. For purposes of this Agreement, the following terms have the following meanings:

                      (i) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (B) any liability for the payment of any amounts of the type described in clause (A) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (C) any liability for the payment of any amounts of the type described in (A) or (B) as a result of any express or implied obligation to indemnify any other person.

                      (ii) "Tax Return" means any return, statement, report or form, including estimated Tax Returns and reports, withholding Tax Returns and reports and information reports and returns required to be filed with respect to Taxes.

               (a) All Tax Returns required to have been filed by or with respect to Company and each of its subsidiaries or any affiliated, consolidated, combined, unitary or similar group of which Company (or subsidiary) is or was a member (a "Relevant Group") have been duly and timely filed (including any extensions), and each such Tax Return correctly and completely reflects Tax liability and all other information required to be reported thereon. All Taxes due and payable by Company, its subsidiaries or any member of a Relevant Group, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, have been paid or accrued on the Company Balance Sheet, except for unpaid accruable Taxes incurred by Company or its subsidiaries in the ordinary course of its business since the Company Balance Sheet Date. All such Tax Returns are true, complete and correct in all material respects.

               (b) Except for Taxes incurred in the ordinary course of its business following the date of the Company Balance Sheet, Company and each of its subsidiaries has not incurred any material liability for Taxes other than as reflected on the Company Balance Sheet. The unpaid Taxes of Company and its subsidiaries (i) did not, as of Company Balance Sheet Date, exceed by any material amount the reserve for liability for income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Company Balance Sheet and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date.

               (c) Company or any subsidiary is not a party to any agreement extending the time within which to file any Tax Return.

               (d) Company and each subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

               (e) No Tax Authority in any jurisdiction where Company or subsidiary does not file Tax Returns, domestic or foreign, has made any claim that Company or any subsidiary may be subject to Tax in that jurisdiction. No claim or action has been made or taken by any Tax Authority for the assessment of additional Taxes against Company or subsidiary for any past period. There is no dispute or claim concerning any Tax liability of Company or any subsidiary either (i) threatened, claimed or raised by any Tax Authority or (ii) of which Company or any subsidiary is otherwise aware. There are no liens or encumbrances for Taxes upon any assets or properties of Company or any subsidiary other than liens for Taxes not yet due. No Tax Return of Company or any subsidiary has been or is being audited or examined by any Tax Authority. Section 2.17(e) of the Company Disclosure Schedule indicates those Tax Returns, if any, of Company or any subsidiary that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of Company or subsidiary that currently are the subject of audit or examination. Company and each subsidiary has delivered to Acquiror complete and correct copies of the most recent federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, Company and its subsidiaries.

               (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, Company or its subsidiaries or with respect to any Tax assessment or deficiency affecting Company, its subsidiaries or any Relevant Group.

               (g) Company and each of its subsidiaries have not received any written ruling related to Taxes or entered into any agreement with a Tax Authority relating to Taxes.

               (h) Company and its subsidiaries have no liability for the Taxes of any person or entity (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

               (i) Company and its subsidiaries (i) has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Internal Revenue Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger and (ii) is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code.

               (j) Company and its subsidiaries are not a party to or bound by any obligations under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.

               (k) Company and its subsidiaries were not included and is not includible in the Tax Return of any Relevant Group with any corporation other than such a return of which Company or subsidiary is the common parent corporation.

               (l) Company and its subsidiaries have not made any payments, is not obligated to make any payments, nor is a party to any contract that under certain circumstances could require it to make any payments that are not deductible as a result of the provisions set forth in Section 280G of the Internal Revenue Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Internal Revenue Code.

               (m) All material elections with respect to income Taxes affecting Company and its subsidiaries are set forth in Section 2.17(m) of the Disclosure Schedule.

               (n) Company and its subsidiaries is not and has never been a United States real property holding corporation within the meaning of Section 897(c)(2) and Section 897(c)(1)(A)(ii) of the Internal Revenue Code.

               (o) Company and its subsidiaries have disclosed in their federal income Tax Return all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Internal Revenue Code.

               (p) Company and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

               (q) No shareholder of Company or its subsidiaries has disposed of any shares of Company Capital Stock, or received any distribution from Company or its subsidiaries, in a manner that would prevent the continuity of interest requirement necessary to effect a tax-free reorganization under the Internal Revenue Code from being satisfied or otherwise cause the Merger not to qualify for treatment as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code.

               (r) Section 2.17(s) of the Company Disclosure Schedule sets forth the following information with respect to Company and each of its subsidiaries as of the most recent practicable date: (i) the basis of Company in its assets;
(ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to Company, and (iii) the amount of any deferred gain or loss allocable to Company arising out of any deferred intercompany transaction.

        2.18 EMPLOYEE BENEFIT PLANS.

               (a) Section 2.18 of the Company Disclosure Schedule lists, with respect to Company and its subsidiaries and any trade or business (whether or not incorporated) which is treated as a single employer with Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of ten thousand dollars ($10,000), loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Internal Revenue Code Section 125) or dependent care (Internal Revenue Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements,
(iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Company and its subsidiaries and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Company and its subsidiaries of greater than ten thousand dollars ($10,000) remain for the benefit of, or relating to, any present or former employee, consultant or director of Company and its subsidiaries (together, the "Company Employee Plans").

               (b) Company has furnished to Acquiror a copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code has either obtained from the Internal Revenue Service a favorable determination letter, opinion, advisory or notification as to its qualified status under the Internal Revenue Code, including all amendments to the Internal Revenue Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter, opinion, advisory or notification prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter, opinion, advisory or notification and to make any amendments necessary to obtain a favorable determination. Company has also furnished Acquiror with the most recent Internal Revenue Service determination letter, opinion, advisory or notification issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company

Employee Plan subject to Internal Revenue Code Section 401(a). Company has also furnished Acquiror with all registration statements and prospectuses prepared in connection with each Company Employee Plan.

               (c)(i) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, with respect to any Company Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Internal Revenue Code), except as would not have, in the aggregate, a Material Adverse Effect on Company or its subsidiaries, and Company, its subsidiaries and each ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iv) neither Company nor any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Internal Revenue Code or Title I of ERISA with respect to any of the Company Employee Plans; (v) all material contributions required to be made by Company or ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years; (vi) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) and no event described in Section 4062, 4063 or 4041 or ERISA has occurred; (vii) no Company Employee Plan is covered by, and neither Company nor any ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or
Section 412 of the Internal Revenue Code; and (viii) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Acquiror (other than ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company and its subsidiaries has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan except as would not have in the aggregate a Material Adverse Effect on Company or its subsidiaries. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company or its subsidiaries is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims). No payment or benefit which will or may be made by Company or its subsidiaries to any Employee will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code.

               (d) With respect to each Company Employee Plan, Company and its subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the

Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Company or its subsidiaries, and
(iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect on Company or its subsidiaries.

               (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Company or its subsidiaries or any ERISA Affiliate to severance benefits or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or service provider.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Company, its subsidiaries, or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the per capita expense of maintaining such Plan above the level of per capita expense incurred with respect to that Plan for the most recent fiscal year included in Company's financial statements.

               (g) Pension Plans. Company and its subsidiaries do not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Internal Revenue Code.

               (h) Multiemployer Plans. Neither Company and its subsidiaries nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

        2.19 CERTAIN AGREEMENTS AFFECTED BY THE MERGER. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of further events,
(i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, employee or consultant of Company or its subsidiaries, (ii) increase any benefits otherwise payable by Company, or its subsidiaries, or (iii) result in the acceleration of the time of payment or vesting of any such benefits (except as otherwise expressly provided herein).

        2.20 EMPLOYEE MATTERS. Company and each subsidiary is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any material respect in any unfair labor practice. Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Company and each subsidiary is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Company or its subsidiaries under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of Company or its subsidiaries, threatened, between Company, its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic, against the Company or any subsidiary. Company and each subsidiary is not a party to any collective bargaining agreement or other labor union contract nor does Company or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees. To Company's or its subsidiaries' knowledge, no employees or consultants of Company or its subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee or consultant to be employed or engaged by Company or its subsidiary because of the nature of the business conducted or presently proposed to be conducted by Company or its subsidiary or to the use of trade secrets or proprietary information of others. No employees or consultants of Company or its subsidiaries have given notice to Company, nor is Company or its subsidiaries otherwise aware, that any such employee or consultant intends to terminate his or her employment or engagement with Company or its subsidiary.

        2.21 INTERESTED PARTY TRANSACTIONS. Company and its subsidiaries are not indebted to any director, officer, employee, consultant or agent of Company and its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses), and no such person is indebted to Company or its subsidiaries (except for cash advances for ordinary business expenses).

        2.22 INSURANCE. Company and its subsidiaries have policies of insurance and bonds of the type and in amounts which Company and its subsidiaries customarily carried by persons conducting businesses or owning assets similar to those of Company and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Company and its subsidiaries is otherwise in compliance with the terms of such policies and bonds. Company and its subsidiaries have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.23 COMPLIANCE WITH LAWS. Company and its subsidiaries have complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business. Without limiting the generality of the foregoing, Company and its subsidiaries have conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing: Company and its subsidiaries have obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States; Company and its subsidiaries are in compliance with the terms of all applicable export licenses and other approvals; there are no pending or, to Company's or its subsidiaries' knowledge, threatened claims against Company or its subsidiaries with respect to such export licenses or other approvals; there are no actions, conditions or circumstances pertaining to Company's or its subsidiaries' export transactions that may give rise to any future claims; and no consents or approvals for the transfer of export licenses to Acquiror are required, or such consents and approvals can be obtained expeditiously without material cost.

        2.24 MINUTE BOOKS. The minute books of Company and its subsidiaries made available to Acquiror are the only minutes of the Company and its subsidiaries documenting actions taken at meetings of directors or shareholders or by written consent since the time of incorporation of the Company and its subsidiaries.

        2.25 BOARD APPROVAL. The Board of Directors of Company has unanimously
(i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the shareholders of Company and is on terms that are fair to the shareholders of Company, and (iii) recommended that the shareholders of Company approve this Agreement and the Merger.

        2.26 AFFILIATES. Section 2.26 of the Company Disclosure Schedule sets forth the names and addresses of each person who, in Company's reasonable judgment, may be deemed to be an affiliate (as such term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of Company or its subsidiaries. Company or its subsidiaries are not indebted to, nor does it owe any contractual commitment or arrangement to, with or for the benefit of, any director, officer, employee, affiliate or agent of Company or its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). Except for normal salaries and bonuses and reimbursement of, and advances for, ordinary business expenses, since September 30, 2000, Company has not made any payments, loans or advances of any kind, or paid any dividends or distributions of any kind, to or for the benefit of the shareholders or option holders of Company or any of their respective affiliates, associates or family members.

        2.27 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the Financial Statements, the accounts receivable shown on the Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Financial Statements is sufficient to provide for any losses which may be sustained on realization of the receivables.

        2.28 CUSTOMERS AND SUPPLIERS. No customer which individually accounted for more than ten percent (10%) of Company's or each subsidiaries' gross revenues during the twelve (12) month period preceding the date hereof, and none of Company's or subsidiaries' ten (10) largest suppliers have canceled or otherwise terminated its relationship with Company, or has decreased materially its services or supplies to Company or its subsidiaries (in the case of any such supplier) or its usage of the services or products of Company or its subsidiaries (in the case of such customer), and to Company's and its subsidiaries' knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Company or its subsidiaries or to decrease materially its services or supplies to Company or its subsidiaries or its usage of the services or products of Company or its subsidiaries, as the case may be.

        2.29 PROJECTIONS AND PRODUCT RELEASES. Set forth in Section 2.29 of the Company Disclosure Schedule are the current financial projections with respect to Company's business. Such projections were prepared in good faith and are based on assumptions believed by Company to be reasonable. Set forth in Section
2.29 of the Company Disclosure Schedule is a Schedule of Product Releases currently planned by Company. Company believes there is a reasonable basis for achieving the release of such products on the schedule indicated therein and is not aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet such release schedule.

        2.30 BROKERS; EXPENSES. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company. Section
2.30 of the Company Disclosure Schedule sets forth Company's best estimate of all expenses expected to be incurred by Company in connection with the negotiation of the Agreement and effectuation of the Merger. Acquiror will have the right to approve of all expenses, including attorneys' and accountants', incurred by Company in connection with the Merger, which approval will not be unreasonably withheld.

        2.31 COMPLETE COPIES OF MATERIALS. Company has delivered or made available true, correct and complete copies of each document which has been requested in writing by Acquiror or its counsel in connection with their legal and accounting review of Company.

        2.32 PERMIT APPLICATION; INFORMATION STATEMENT. The information supplied by Company for inclusion in the application for issuance of a California Permit pursuant to which the shares of Acquiror Common Stock to be issued in the Merger and (if deemed necessary by Acquiror in its good faith judgment) the Company Options to be assumed in the Merger will be qualified under the California Code (the "Permit Application") shall not at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code and the time the qualification of such securities is effective under Section 25122 of the California Code contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Acquiror which is contained in any of the foregoing documents.

        2.33 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Company, its subsidiaries or the Shareholders herein (as modified by the Company Disclosure Schedule) or in any certificate furnished by Company or the Shareholders pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

               Except as disclosed in a document of even date herewith and delivered by Acquiror to Company prior to the execution and delivery of this Agreement and referring to the representations and warranties of Acquiror in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub, jointly and severally, represent and warrant to Company and the Shareholders as follows:

        3.1 ORGANIZATION, STANDING AND POWER. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries (including Merger Sub) has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on Acquiror. Neither Acquiror nor any of its subsidiaries (including Merger Sub) is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

        3.2 CAPITAL STRUCTURE OF ACQUIROR. The authorized capital stock of Acquiror consists of 150,000,000 shares of Acquiror Common Stock and 5,000,000 shares of Preferred Stock, $.001 par value per share, of which 40,750,075 shares (subject to adjustment upon quarterly accounting review) of Acquiror Common Stock and no shares of Preferred Stock were outstanding as of the close of business on September 30, 2000. All outstanding shares of Acquiror Common Stock have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Acquiror Common Stock to be issued pursuant to the Merger, including shares issuable on exercise of the options assumed by Acquiror, will be duly authorized, validly issued, fully paid, and non-assessable.

        3.3 AUTHORITY. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligation of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally and by general principles of equity.

        3.4 NO CONFLICTS. The execution and delivery of this Agreement by Acquiror and Merger Sub do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, or (ii) any material mortgage, indenture or lease, or any contract or other agreement, or any instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or any of their properties or assets.

        3.5 APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror or Merger Sub or the consummation by Acquiror or Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Delaware Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) any filings or consents, approvals, order or authorizations as may be required under applicable state securities laws and the securities laws of any foreign country, (iii) such filings as may be required under HSR and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to impair in any material respect the ability of Acquiror or Merger Sub to perform its obligations under this Agreement or to prevent or materially delay the completion of the Merger or the payment of the consideration therefor.

        3.6 SEC FILINGS; FINANCIAL STATEMENTS OF ACQUIROR.

               (a) Acquiror has timely filed all forms, reports, statements and documents required to be filed by it with the SEC and the Nasdaq National Market (the "NNM") since the date of the final prospectus of Acquiror filed by Acquiror pursuant to Rule 424(b) on March 3, 2000 (the "Acquiror Reports"). Each Acquiror Report was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of Acquiror is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange.

               (b) Except as is provided in the Acquiror Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Acquiror Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Acquiror and the consolidated subsidiaries of Acquiror as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal recurring immaterial year-end adjustments and the absence of notes).

               (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Acquiror and the subsidiaries of Acquiror as reported in the Acquiror Reports, including the notes thereto, none of Acquiror or any subsidiary of Acquiror has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2000 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror.

        3.7 LITIGATION. There is (a) no private or governmental action, suit, proceeding, claim, arbitration or, to the knowledge of Acquiror, investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror, threatened against Acquiror or any of its assets or properties or any of its officers or directors (in their capacities as such), and (b) no judgment, decree or order against Acquiror, or, to the knowledge of Acquiror, any of its directors or officers (in their capacities as such), in each case limiting the conduct of business by Acquiror or that could prevent, enjoin, or alter or delay any of the transactions contemplated by this Agreement or have a material adverse effect on Acquiror.

        3.8 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Acquiror.

        3.9 NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, properties, assets, or liabilities of Acquiror has occurred since the filing of Acquiror's latest Acquiror Report.

        3.10 INFORMATION TO BE SUPPLIED BY ACQUIROR. The information supplied by Acquiror for inclusion in the Permit Application shall not either at the time the Fairness Hearing is held pursuant to Section 25142 of the California Code or the time the qualification of such securities is effective under Section 25122 of the California Code, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to any information supplied by Company which is contained in any of the foregoing documents.

        3.11 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Acquiror, herein or in any certificate furnished by Acquiror pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 CONDUCT OF BUSINESS OF COMPANY. During the period from (and including) the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, each of Company and its subsidiaries agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Acquiror), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Each of Company and its subsidiaries further agrees to pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes), to pay or perform its other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Company and its subsidiaries agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of business or which could have a Material Adverse Effect.

        4.2 CONDUCT OF BUSINESS OF COMPANY AND ITS SUBSIDIARIES. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth in the Company Disclosure Schedule or as expressly contemplated by this Agreement, Company and its subsidiaries shall not do, cause or permit any of the following, without the prior written consent of Acquiror:

               (a) Charter Documents: cause or permit any amendments to its Articles of Incorporation or Bylaws;

               (b) Dividends; Changes in Capital Stock: declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

               (c) Stock Option Plans: accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans, except as expressly provided for hereunder;

               (d) Material Contracts: enter into any material contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its material contracts other than in the ordinary course of business;

               (e) Issuance of Securities: issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of September 30, 2000;

               (f) Intellectual Property: transfer to any person or entity any rights to any Company Intellectual Property other than non-exclusive licenses in the ordinary course of business consistent with past practice and that reasonably would not be expected to have a material adverse affect on Company;

               (g) Exclusive Rights: enter into or amend any agreement pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of Company's products or technology;

               (h) Dispositions: sell, lease, license or otherwise dispose of or encumber any of Company's properties or assets except for sales of products in the ordinary course of business consistent with past practice;

               (i) Indebtedness: incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

               (j) Leases: enter into any operating lease;

               (k) Payment of Obligations: pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financial Statements and reasonable expenses incurred in connection with the transactions contemplated by this Agreement (which expenses shall not exceed $50,000);

               (l) Capital Expenditures: make any capital expenditures, capital additions or capital improvements other than in the ordinary course of business;

               (m) Insurance: materially reduce the amount of any material insurance coverage provided by existing insurance policies;

               (n) Termination or Waiver: terminate or waive any right of substantial value;

               (o) Employee Benefit Plans; New Hires; Pay Increases: adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level, consultant, employee, pay any special bonus or special remuneration to any employee, consultant or director or increase the salaries, wage rates or compensation of any employee or consultant;

               (p) Severance Arrangements: grant any severance or termination pay (i) to any director or officer or consultant or (ii) to any other employee or consultant except payments made pursuant to standard written agreements outstanding on September 30, 2000;

               (q) Lawsuits: commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

               (r) Acquisitions: acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

               (s) Taxes: make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return other than Company's corporate Tax Return for the year ended December 31, 1999, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (t) Notices: Company shall give all notices and other information required to be given to the employees of Company and its subsidiaries, any collective bargaining unit representing any group of employees of Company and its subsidiaries, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

               (u) Revaluation: revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable; or

               (v) Other: take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect in any material respect or prevent it from performing or cause it not to perform its covenants hereunder in any material respect.

        4.3 NO SOLICITATION. Until the earlier of the Effective Time or the date of termination of this Agreement in accordance with its terms, Company will not take (and since September 27, 2000, inclusive, Company has not taken), nor will Company authorize, permit or encourage any of its directors, officers, agents, employees, consultants, affiliates, attorneys, accountants, financial advisers or other representatives (collectively, "Representatives") to (directly or indirectly): (i) solicit, encourage, initiate, entertain, review or participate in any negotiations or discussions with respect to an offer or proposal (whether formal or informal, oral, written, or otherwise) to acquire all or any part of Company's stock or assets, whether by purchase of stock or assets, exclusive license, joint venture, merger, consolidation, reorganization or other form of business combination, or otherwise (a "Competing Proposal"), (ii) disclose any heretofore nonpublic information, or afford access to the properties, books or records of Company, to any person or entity concerning Company for the purposes of considering or formulating a Competing Proposal, (iii) assist, cooperate with, facilitate or encourage any person or entity to make a Competing Proposal,
(iv) agree to, enter into a contract regarding, approve, recommend or endorse any transaction involving a Competing Proposal, or (v) authorize or permit any of Company's Representatives to take any action within the scope of the immediately preceding clauses (i) through (iv). Upon execution and delivery of this Agreement, Company shall notify Acquiror of any Competing Proposal outstanding as of the date hereof. If a Competing Proposal is hereafter made or if any request for nonpublic information relating to Company or for access to the properties, books or records of Company is made by any person or entity that has made a Competing Proposal or has advised Company that it may be considering making a Competing Proposal, Company shall as promptly as practicable notify Acquiror of the material details of such Competing Proposal or request (including the identity of the person or entity making such Competing Proposal, the terms thereof and the information requested thereby), and shall as promptly as practicable provide Acquiror with a copy of any Competing Proposal or request that is made in writing and copies of all correspondence relating thereto. Thereafter Company shall keep Acquiror fully apprised, on a current basis, of the status of any such Competing Proposal and of any modifications to the terms thereof. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties other than Acquiror conducted heretofore with respect to any Competing Proposal. Each of Company and Acquiror acknowledge that this Section 4.3 was a significant inducement for Acquiror to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the Aggregate Merger Consideration to be paid to Company shareholders or (ii) a failure to induce Acquiror to enter into this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1 WRITTEN CONSENT OF SHAREHOLDERS. Company shall promptly after the date hereof take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to secure the written consent of its shareholders as promptly as possible after the date of this Agreement. Company shall solicit from shareholders of Company written consents in favor of the Merger and shall take all other action necessary or advisable to secure the consent of shareholders required to effect the Merger.

        5.2 ACCESS TO INFORMATION.

               (a) Company shall afford Acquiror and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Company's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Company as Acquiror may reasonably request. Company agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

               (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Company shall confer on a regular basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

               (c) No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        5.3 CONFIDENTIALITY. The parties acknowledge that Acquiror and Company have previously executed a non-disclosure agreement (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

        5.4 PUBLIC DISCLOSURE. Unless otherwise permitted by this Agreement, required by law as determined by Acquiror's outside counsel, or Nasdaq rules or Acquiror's quotation agreement with Nasdaq, the parties agree that the Merger will be publicly announced (including by any press release or other public (or non-confidential) disclosure) at a time mutually agreed by the parties after the date hereof; provided, however, that the parties will endeavor in good faith not to make any such public announcement until after the Closing has occurred.

        5.5 CONSENTS; COOPERATION. Each of Acquiror and Company shall at its own expense promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, if any, and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with all proceedings of any federal or state antitrust or fair trade law.

        5.6 ACQUISITION OF XEDOC. The Company and each of the Shareholders shall use their best efforts to promptly take all actions including the execution of all documents necessary or appropriate for the Company to acquire Xedoc as a wholly-owned subsidiary.

        5.7 SHAREHOLDER REPRESENTATION AGREEMENT. Company shall use commercially reasonable efforts to deliver or cause to be delivered to Acquiror, prior to the Closing, from each of the Shareholders an executed Shareholder Representation Agreement in the form attached hereto as Exhibit E (the "Shareholder Representation Agreement").

        5.8 BLUE SKY LAWS. Acquiror shall use commercially reasonable efforts to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Company shall use its commercially reasonable efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

        5.9 ESCROW AGREEMENT. At or before the Effective Time, the Escrow Agent, the Shareholders' Agent (as defined in Section 8.5) and each of the Shareholders will execute the Escrow Agreement.

        5.10 EMPLOYEES.

               (a) On or before the Closing, each of the Shareholders shall enter into an Employment Agreement in the form set forth in Exhibit H hereto and a Non-Competition Agreement in the form set forth in Exhibit G hereto (the "Non-Competition Agreement"). Acquiror shall continue the employment of all of Company's employees employed as of the Closing in job positions, salaries and benefits commensurate with their industry experience and responsibilities with Company in accordance with Acquiror's current employee benefit plans and policies and on terms and conditions at least as favorable as those in effect for each such employee as of the Closing Date, provided that Assumed Options shall be dealt with in accordance with Section 1.6. Company shall cooperate with Acquiror to assist Acquiror in retaining such employees.

               (b) If required by Acquiror in writing delivered to Company not less than five (5) days before the Closing Date, Company shall, immediately prior to the Closing Date, terminate any 401(k) Plan maintained by Company (the "401(k) Plan") and no further contributions shall be made to the 401(k) Plan. Company shall provide to Acquiror (i) executed resolutions by the Board of Directors of Company authorizing the termination and
(ii) an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

               (c) As soon as practicable after the Closing, Acquiror shall offer additional options to purchase, in the aggregate, at least 300,000 shares of Acquiror Common Stock to the employees of Company hired by Acquiror. Such options shall be in the form typical for Acquiror's option plan, with an exercise price equal to the closing price as reported by Nasdaq on the Closing Date (or the close the employee's first day as an Acquiror employee, if such date is different).

        5.11 EXPENSES. Whether or not the Merger is consummated, all reasonable and actual costs and expenses incurred by Company solely in connection with the Merger shall be paid by Acquiror; provided, however, Acquiror's obligations under this Section 5.11 shall not exceed $50,0000.

        5.12 REASONABLE EFFORTS AND FURTHER ASSURANCES. Each of the parties to this Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement; provided, however, that Acquiror shall not be obligated to consent to or accept any divestiture or operational limitation in connection with the Merger or to make any payment or commercial concession to any third party as a condition to obtaining any required consent or approval of any third party. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        5.13 TAX TREATMENT. Acquiror and Company shall each use reasonable commercial efforts to cause the Merger to qualify, and shall not take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a "reorganization" under Section 368(a) of the Internal Revenue Code.

        5.14 CERTAIN TAX MATTERS.

               (a) Pre-Closing Tax Returns. Acquiror and the Surviving Corporation shall prepare (or cause to be prepared), and the Surviving Corporation shall timely file, all Tax Returns for Company that are required to be filed after the Closing Date and that relate to any Taxable period (or portion thereof) ending on or before the Closing Date ("Pre-Closing Tax Returns"). The Shareholders' Agent shall have the right to review and comment on each Pre-Closing Tax Return and shall be furnished with a preliminary copy of each Pre-Closing Tax Return, in draft form, at least ten (10) business days prior to the filing thereof.

               (b) Cooperation. Acquiror, the Surviving Corporation, Company, the Shareholders' Agent and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Pre-Closing Tax Returns pursuant to Section 5.15(a) and any audit, litigation or other proceeding with respect to Taxes relating to Company, the Surviving Corporation or the transactions contemplated by this Agreement. Neither the Shareholders' Agent nor any of the Shareholders shall take any position at any time, in any litigation, arbitration or claim, any Tax Return, any filing with or submission to or statement before any Governmental Entity, any financial statement or any other writing, that is inconsistent with the Pre-Closing Tax Returns filed by Acquiror and the Surviving Corporation for Company pursuant to Section 5.15(a) or any valuation established by this Agreement or the Escrow Agreement.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

        6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER. The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

               (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of a majority of the shares of Company Capital Stock outstanding as of the record date set for the solicitation of Shareholder written consents.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

               (c) Governmental Approval. All waiting periods (if any) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and Acquiror, Merger Sub and Company shall have obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for the consummation of the Merger and the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and state Blue Sky laws.

               (d) Escrow Agreement. Acquiror, Company, Escrow Agent, the Shareholders and the Shareholders' Agent (as defined in Article VIII) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit F.

        6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

               (a) Representations, Warranties and Covenants. Except as disclosed in the Acquiror Disclosure Schedule dated the date of this Agreement,
(i) the representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them prior to the Effective Time.

               (b) No Material Adverse Changes. Since the filing of the most recent Acquiror Report, there shall not have occurred any material adverse change in the business condition (financial or otherwise), properties, assets (including intangible assets), results of operations or prospects of Acquiror.

               (c) Certificate of Acquiror and Merger Sub. Company shall have received a certificate executed on behalf of Acquiror and Merger Sub by its President and its Chief Financial Officer that the conditions set forth in
Section 6.2(a) are satisfied.

               (d) Employment. Acquiror shall have offered in writing to continue the employment of all persons who are employees of Company as of the Closing Date in accordance with the terms and conditions set forth in Section 5.10(a).

        6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND MERGER SUB. The obligation of Acquiror to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror and Merger Sub:

               (a) Representations, Warranties and Covenants. Except as disclosed in the Company Disclosure Schedule dated the date of this Agreement
(i) the representations and warranties of Company its subsidiaries and the Shareholders in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time, without giving effect to any supplement or amendment to the Company Disclosure Schedule, and (ii) Company and the Shareholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them prior to the Effective Time.

               (b) No Material Adverse Changes. Since the Balance Sheet Date, there shall have occurred no material adverse change in the business condition (financial or otherwise) properties, assets (including intangible assets), results of operation or prospects of Company.

               (c) Certificate of Company and the Shareholders. Acquiror shall have received a certificate executed on behalf of Company by its President and Chief Financial Officer and by the Shareholders that the conditions set forth in
Section 6.3(a) are satisfied.

               (d) Third Party Consents. Acquiror shall have received evidence reasonably satisfactory to it of the consent or approval of those persons and entities whose consent or approval shall be required in connection with the Merger under the Material Contracts of Company set forth or required to be set forth on Section 2.15 of the Company Disclosure Schedule and its subsidiaries.

               (e) Injunctions or Restraints on Merger and Conduct of Business. No proceeding by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or by any other person, public or private, seeking to prevent the consummation of the Merger or to limit or restrict Acquiror's conduct or operation of the business of Company or its subsidiaries following the Merger or claiming damages in connection with any of the matters covered by this Agreement shall be pending or threatened, and no temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Company or its subsidiaries following the Merger shall be in effect.

               (f) Shareholder Representation Agreements. Acquiror shall have received from each of the Shareholder a Shareholder Representation Agreement, executed by such shareholder, in substantially the form attached hereto as Exhibit E and each such agreement shall be in full force and effect.

               (g) FIRPTA Certificate. Company shall, prior to the Closing Date, provide Acquiror with a properly executed FIRPTA Notification Letter, in a form reasonable acceptable to Acquiror, which states that shares of capital stock of Company do not constitute "United States real property interests" under Section 897(c) of the Internal Revenue Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Company shall have provided to Acquiror, as agent for Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation
Section 1.897-2(h)(2) and in form of reasonably acceptable to Acquiror attached hereto along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Company upon the Closing of the Merger.

               (h) Resignation of Directors and Officers. The directors and officers of Company in office immediately prior to the Effective Time shall have resigned as directors and officers, as applicable, of Company effective as of the Effective Time.

               (i) Non-Competition Agreements; Continuation of Employees. Each of the Shareholders shall have entered into an Employment Agreement and a Non-Competition Agreement in the forms of Exhibit H and Exhibit G hereto. Each of the eight (8) employees listed on Section 6.3(i) of the Company Disclosure Schedule shall continue to be employed (or, in the case of any such individual who is a contractor, engaged) by the Company at the Closing, and shall not have given any notice or other indication that they are not willing to be employed by Acquiror or a subsidiary or Acquiror (as Acquiror shall designate), following the Merger. In addition, at least seventy-five percent (75%) of the balance of Company's employees employed as of September 30, 2000 (excluding the employees listed on Section 6.3(i) of the Company

Disclosure Schedule) shall continue to be employed by Company as of the Closing and shall not have given any notice of other indication, that they will not continue to be willing to be employed by Acquiror (or a subsidiary of Acquiror as Acquiror shall designate) following the Merger; and provided, that the death or permanent disability of any such employee shall not cause the condition set forth in this sentence not to be satisfied.

               (j) Certificates of Good Standing. Company shall, prior to the Closing Date, provide Acquiror a certificate from the Secretary of State of California and the Franchise Tax Board of California as to Company's good standing and payment of all applicable taxes.

               (k) Company Intellectual Property. Arrangements reasonably satisfactory to Acquiror shall have been made (and shall be in full force and effect) (i) to effect the assignment to Company of all Company Intellectual Property (if any) created for or on behalf of Company by any of the founders or employees (including former employees) of Company or consultants (including former consultants) to Company, including Company Intellectual Property created by any of the founders prior to the creation of Company, and (ii) to obtain the full cooperation of such founders, employees and consultants to complete and prosecute all domestic and foreign patent filings that could reasonably be made with respect thereto.

               (l) Absence of Certain Claims. No person shall have (i) notified either Acquiror or Company that it intends to commence an action or proceeding or (ii) provided Acquiror or Company with notice, in either case which allege(s) that any of the intellectual property presently embodied, or proposed to be embodied, in Company's products or utilized in Company-designated or modified development tools or design environments infringes or otherwise violates the intellectual property rights of such person, or otherwise alleges that Company does not otherwise own or have the right to exploit such intellectual property.

               (m) Dissenting Shares. Dissenting Shares, if any, shall not represent more than 10% of the outstanding Company Capital Stock.

               (n) Acquisition of Xedoc. Xedoc Software Development, Pty. Ltd. of Australia ("Xedoc") shall have become a wholly owned subsidiary of Company.

               (o) Stock Option Schedule. Company shall have delivered to Acquiror the updated Section 2.3 of the Company Disclosure Schedule required by
Section 2.3 hereof.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

        7.1 TERMINATION. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Company, this Agreement may be terminated:

               (a) by mutual agreement in writing, duly authorized by the Board of Directors of Acquiror and Company;

               (b) by either Acquiror or Company, by written notice to the other party, if the Closing shall not have occurred on or before December 31, 2000 (provided that a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this
Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

               (c) by Acquiror, by written notice to Company, if Company shall breach in any material respect any representation, warranty, obligation or agreement hereunder (except for such representations and warranties that are qualified by their terms by reference to materiality, which representations and warranties as so qualified shall have been breached in any respect) and such breach is incapable of being cured on or before the date set forth in Section 7.1(b); provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c) shall not be available to Acquiror where Acquiror is at that time in breach of this Agreement;

               (d) by Company, by written notice to Acquiror, if Acquiror shall breach in any material respect any representation, warranty, obligation or agreement hereunder (except for such representations and warranties that are qualified by their terms by reference to materiality, which representations and warranties as so qualified shall have been breached in any respect) and such breach is incapable of being cured on or before the date set forth in Section 7.1(b); provided that the right to terminate this Agreement by Company under this Section 7.1(d) shall not be available to Company where Company is at that time in breach of this Agreement;

               (e) by Acquiror, by written notice to Company, if, at any time, any condition to the obligations of Acquiror set forth in Section 6.1 or Section
6.3 shall have become incapable of being satisfied on or before the date set forth in Section 7.1(b);

               (f) by Company by written notice to Acquiror if, at any time, any condition to the obligations of Company set forth in Section 6.1 or Section 6.2 shall have become incapable of being satisfied on or before the date set forth in Section 7.1(b).

        7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Company or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

        7.3 EXPENSES AND TERMINATION FEES. Except as described in Section 5.11, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense if the Merger is not consummated.

                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION

        8.1 ESCROW FUND.

               (a) As soon as practicable after the Effective Time, the Shareholders shall register the Escrow Shares in the name of (as nominee for the Shareholders otherwise entitled to such shares), and deposit such Escrow Shares with U.S. Bank Corporation, (or another institution selected by Acquiror with the reasonable consent of Company) as escrow agent (the "Escrow Agent"), such deposits (together with dividends and distributions with respect thereto) to constitute an escrow fund (the "Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit F. The Escrow Shares shall be segregated and held in the Escrow Fund as follows:

                      (i) Twenty percent (20%) of the Initial Shares (or the Adjusted Initial Shares, if applicable) shall be segregated and held in a one year indemnification escrow (the "One Year Escrow");

                      (ii) Ten percent (10%) of the Initial Shares (or the Adjusted Initial Shares, if applicable) shall be segregated and held in a two year indemnification escrow (the "Two Year Escrow").

               (b) The One Year Escrow and the Two Year Escrow shall be available to satisfy, and to compensate Acquiror for amounts recoverable by Acquiror pursuant to, the indemnification obligations of the Shareholders.

        8.2 INDEMNIFICATION.

               (a) Subject to the limitations set forth in this Article VIII, the Shareholders will indemnify and hold harmless Acquiror and its officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses (including lost profits or diminution in value), costs, damages, fines, fees, liabilities, penalties, deficiencies and expenses arising from claims, demands, actions, causes of action, including reasonable fees of attorneys, accountants, investigators and experts, and court costs, less the amount of any tax benefit actually received by Acquiror as a result of such losses, costs, damages, amounts actually recovered by Acquiror under existing insurance policies of Acquiror or Company (net of any related increase in premiums paid by Acquiror or Company) or indemnities from third parties or, in the case of third party claims, any amount actually recovered by Acquiror pursuant to counterclaims made by Acquiror directly relating to the facts giving rise to such third party claims (collectively, "Losses") arising out of or resulting from (i) any inaccuracies in the representations, warranties, covenants and agreements given or made by Company or any Shareholder in this Agreement, the Company Disclosure Schedule, or any certificate, instrument or document delivered by Company or any Shareholder of Company pursuant to this Agreement; [*]


     * Confidential treatment requested for redacted portion.

               (b) The Escrow Fund shall be security for this indemnity obligation, subject to the limitations in this Agreement; provided, however, that no claim for indemnification shall be made in excess of an amount that is equal to the aggregate of the Escrow Fund; and provided further, that the limitations set forth in the immediately preceding clauses shall not apply to limit the liability of Shareholders or the rights of Acquiror or any other Indemnified Person with respect to (x) Losses resulting from or attributable to fraud or willful misconduct by Company or any Shareholder or (y) Taxes pursuant to Section 8.2(c).

               (c) In addition to the indemnification provided by Section 8.2(a), the Shareholders will indemnify and hold harmless, from and after the Effective Time, each Indemnified Person from and against (A) all liability for Taxes of Company for the periods ending on or prior to the Closing Date (each such period a "Pre-Closing Tax Period"); (B) all liability for Taxes (as a result of Treasury Regulation Section 1.1502-6 or any comparable provision of state, local or foreign Tax law) of any person which at any time prior to the Closing is or has ever been affiliated with Company or with which at any time prior to the Closing Company joins or has ever joined or is or has ever been required to join in filing any affiliated, consolidated, combined, unitary or aggregate Tax Return; (C) all liability for Taxes that result from Company's failure to withhold from amounts paid by Company prior to the Closing Date; (D) all liability for Taxes of Company for any tax period beginning and ending after the Closing Date (each such period, a "Post-Closing Tax Period") that result by reason of the application in a Pre-Closing Tax Period of Section 481 of the Code or any comparable provisions of state, local, domestic or foreign Tax law; (E) all liability for Taxes of Company as a result of a breach of a representation or warranty set forth in Section 2.13; (F) all liability for Taxes required to be paid after the Closing Date by Company under any Tax sharing, Tax indemnity, Tax allocation or similar contract (whether or not written) to which Company is or was a party prior to the Closing; and (G) all liability for reasonable legal and accounting fees and expenses for or with respect to any item in clause (A),
(B), (C), (D), (E) or (F) above; provided, however, that the aggregate indemnification obligation in respect of Taxes described in each of clauses (A) through (F) above shall be reduced to the extent that, in accordance with GAAP, amounts in respect of such Taxes have otherwise been adequately reserved for on the Company Balance Sheet. In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"): (A) real, personal and intangible property Taxes ("Property Taxes") of Company with respect to which the Indemnified Persons shall be indemnified shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and (B) the Taxes of Company (other than Property Taxes) for the Pre-Closing Tax Period shall be computed as if such Taxable period ended as of the close of business on the Closing Date, and, in the case of any Taxes of Company attributable to the ownership by Company of any equity interest in any partnership or other "flowthrough" entity, as if a Taxable period of such partnership or other "flowthrough" entity ended as of the close of business on the Closing Date. All indemnification payments hereunder shall be due on the later of (i) the date on which the relevant Taxes are required to be paid to the relevant Taxing Authority (including with respect to estimated Taxes) and (ii) five business days after Acquiror notifies Company that such Taxes are due (and the amount thereof).

               (d) Acquiror, Company and the Shareholders each acknowledge that the Losses and Taxes indemnifiable pursuant to this Article VIII, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the cash and the total number of shares Acquiror would have agreed to issue in connection with the Merger and the assumption of the Assumed Options. Nothing in this Agreement shall limit the liability (i) of Company for any breach of any representation, warranty or covenant, or (ii) of any Shareholder in connection with any breach by such Shareholder of the Shareholder Representation Agreement or the Support Agreement.

               (e) Acquiror shall indemnify, defend and hold harmless the Shareholders from and against any and all losses arising out of or resulting from any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Acquiror in this Agreement, or any certificate, instrument or document delivered by Acquiror pursuant to this Agreement (excluding the Employment Agreements and the Stock Option Agreements); provided however, that no claim for indemnification shall be made in excess of an amount that is equal to twenty percent (20%) of the dollar value of the Aggregate Merger Consideration.

        8.3 ESCROW PERIODS.

               (a) The One Year Escrow shall terminate on the first anniversary of the Effective Time (the "One Year Escrow Period"); provided, however, that a portion of the One Year Escrow, which in the reasonable judgment of Acquiror, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the One Year Escrow with respect to facts and circumstances existing prior to expiration of the One Year Escrow, shall remain in the Escrow Fund until such claims have been resolved.

               (b) The Two Year Escrow shall terminate on the second anniversary of the Effective Time (the "Two Year Escrow Period"); provided, however, that a portion of the Two Year Escrow, which in the reasonable judgment of Acquiror, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Two Year Escrow with respect to facts and circumstances existing prior to expiration of the Two Year Escrow, shall remain in the Escrow Fund until such claims have been resolved.

               (c) Acquiror shall deliver to the Escrow Agent a certificate specifying the Effective Time.

        8.4 CLAIMS UPON THE ESCROW FUND.

               (a) Upon receipt by the Escrow Agent on or before the last day of the One Year Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate") specifying in reasonable detail the individual items of indemnifiable Losses or Taxes included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the basis for indemnification, the Escrow Agent shall deliver to Acquiror out of the Escrow Fund, as promptly as practicable, cash in satisfaction of such Losses, and if there is then no cash available, Acquiror Common Stock or other assets held in the Escrow Fund having a value equal to such Losses.

               (b) Upon receipt by the Escrow Agent on or before the last day of the Two Year Escrow Period of an Officer's Certificate specifying in reasonable detail the individual items of indemnifiable Losses or Taxes included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the basis for indemnification, the Escrow Agent shall deliver to Acquiror out of the Escrow Fund, as promptly as practicable, cash in satisfaction of such Losses, and if there is then no cash available, Acquiror Common Stock or other assets held in the Escrow Fund having a value equal to such Losses.

               (c) For the purpose of compensating Acquiror for its Losses pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at $37, unless the Trailing Five Day Price at Closing is outside of the Price Range, in which case an adjustment pursuant to Section 1.6(a)(iii) shall be made to calculate such value. By way of example, if the Trailing Five Day Price at Closing was $52.00, and 249,039 Adjusted Initial Shares were issued at Closing, then the calculation is ($52/$51.80)($37) = $37.14. If the Trailing Five Day Price at Closing was $20, and 285,000 Adjusted Initial Shares were issued at Closing, then the calculation is ($20/$22.80)($37) = $32.46. Notwithstanding the foregoing, if the Trailing Five Day Price at Closing was below $11.40 or above $103.60, no change to arrive at the value of the Acquiror Common Stock in Escrow shall be made beyond such adjustment as would be made at either of the endpoints of the Price Range. In lieu of a transfer of Acquiror Common Stock from the Escrow Fund, the Shareholders may elect to compensate Acquiror for its Losses pursuant to this Agreement by compensating the Acquiror with an equivalent amount of cash by certified cashier's check prior to the date the Escrow Agent distributes such Acquiror Common Stock to compensate for Losses.

               (d) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholders' Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Acquiror of any Escrow Amounts unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Acquiror

Common Stock from the Escrow Fund, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

               (e) Resolution of Conflicts; Arbitration. In case the Shareholders' Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholders' Agent and Acquiror shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Acquiror Common Stock from the Escrow Fund in accordance with the terms thereof. If no such agreement can be reached after good faith negotiation within fifteen (15) business days of such objection, either Acquiror or the Shareholders' Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending action or proceeding involving a third party claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three (3) arbitrators, one (1) selected by Acquiror, such selection to be made within fifteen (15) business days of the commencement of arbitration or be deemed waived, one (1) selected by the Shareholders' Agent, such selection to be made within fifteen (15) business days of the commencement of arbitration or be deemed waived and one (1) selected by the two (2) arbitrators selected by Acquiror and the Shareholders' Agent, such selection to be made within fifteen (15) business days of the appointment of the Acquiror's selection of arbitrator and, if not so made, thereafter by the Charter Institute of Arbitrators. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute; provided, however, that in no event shall discovery be conducted for more than three (3) months after the appointment of the third arbitrator. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three (3) arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Article VIII, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators; provided, however, that the discretion of the arbitrators to fashion remedies hereunder shall be no broader than the legal and equitable remedies available to a court. Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city and county of San Francisco, California under the commercial rules of arbitration then in effect of the American Arbitration Association. In any arbitration pursuant to this Section 8.4 to resolve a claim for indemnification, each party shall pay its own expenses. Shareholders shall pay (out of the Escrow Fund) a portion of the fees of the arbitrators and the administrative costs of the arbitration equal to the quotient obtained by dividing (i) the amount awarded by the arbitrators with respect to such claim (or agreed in settlement of such claim) by (ii) the portion of the indemnification claim disputed by the Shareholders' Agent; and the balance of such fees and administrative costs shall be paid by Acquiror.

        8.5 SHAREHOLDERS' AGENT.

               (a) Prior to the Closing, the Shareholders shall constitute and appoint J. Matthew Pryor as agent ("Shareholders' Agent") for and on behalf of the Shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Acquiror Common Stock or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Shareholders' Agent. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders.

               (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

               (c) The Shareholders' Agent shall have reasonable access to information about the Surviving Corporation and the reasonable assistance of officers and employees of the Surviving Corporation for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

        8.6 ACTIONS OF THE SHAREHOLDERS' AGENT. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Company shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person or entity for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

        8.7 THIRD-PARTY CLAIMS.

               (a) In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Shareholders' Agent of such claim; provided, however, that no delay in notifying the Shareholders' Agent shall affect the rights of any Indemnified Person to indemnification hereunder unless (and then solely to the extent that) the interests of Shareholders in the Escrow Fund are prejudiced or damaged thereby. By written notice to Acquiror within twenty (20) days after delivery of notice of such a claim, the Shareholders' Agent and the Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim by Acquiror, which (subject to the provisions of Section 8.7(b) with respect to certain third-party claims) shall direct the defense and settlement of such claims. Acquiror shall have the right in its sole discretion to settle any such claim; provided however, that Acquiror may not effect the settlement of any such claim without notifying and requesting consent from the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent have no power or authority to object under Section 8.5 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to the such settlement. In the event the Shareholders' Agent does not consent, Acquiror may nevertheless settle such claim, but may recover from the Escrow Fund any such amount of such settlement that is reasonable under the circumstances.

               (b) Except in the case of claims for or including equitable relief and claims for money damages which may exceed the amounts then remaining and available in the Escrow Fund for indemnification under this Article VIII, the Shareholders' Agent shall be entitled to assume the defense of such claim, by written notice to Acquiror within twenty (20) days after delivery of notice of a third-party claim pursuant to Section 8.7(a). If the Shareholders' Agent Assumes the defense of such a claim, (i) the Shareholders' Agent shall defend the Indemnified Person against the matter with counsel reasonably satisfactory to the Indemnified Person; (ii) the Indemnified Person may retain separate co-counsel at its sole cost and expense (except that the Shareholders' Agent shall be responsible for the fees and expenses of the separate co-counsel to the extent that the counsel the Shareholders' Agent has selected has a conflict of interest); (iii) the Indemnified Person will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Shareholders' Agent (not to be withheld unreasonably); and (iv) the Shareholders' Agent will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases Acquiror and the Indemnified Person from all liability with respect thereto, without the written consent of Acquiror and the Indemnified Person. In the event the Shareholders' Agent does not timely assume the defense of such third-party claim as provided herein, then Acquiror and the Indemnified Person may defend against, or enter into any settlement with respect to, the matter in any manner they reasonably may deem appropriate. At any time after commencement of any such action, the Shareholders' Agent may request an Indemnified Person to accept a bona fide offer from the other parties to the action for a monetary settlement payable solely by Shareholders (which does not burden or restrict the Acquiror or Indemnified Person nor otherwise prejudice the Acquiror or Indemnified Person) whereupon such settlement shall be accepted unless the Acquiror or Indemnified Person determines that the dispute should be continued. In the event such settlement is rejected by the

Acquiror or Indemnified Person, Shareholders shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or (ii) the amount for which the Acquiror or Indemnified Person is liable with respect to such action and, if the settlement offer represents the lesser amount of liability for the Acquiror or Indemnified Person (but does not burden or restrict the Acquiror or Indemnified Person nor otherwise prejudice the Acquiror or Indemnified Person), the Shareholders' Agent shall be entitled to reimbursement of all costs and legal fees incurred in connection with the applicable matter after the date of rejection of such settlement by the Acquiror or Indemnified Person. The party controlling the defense of any third party claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the third party claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the third party claim.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1 NON-SURVIVAL AT EFFECTIVE TIME. The representations and warranties set forth in Articles II and III will survive until the expiration of the Two Year Escrow Period, other than the representations and warranties in Sections
2.10 (Litigation), 2.13 (Title to Property), 2.14 (Intellectual Property), 2.16 (Environmental Matters) and 2.17 (Taxes) and the representations and warranties in the Shareholder Representation Agreement, which shall survive until the expiration of the statute of limitations applicable to claims with respect to the matters covered thereby. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.3 (Confidentiality), Section 5.6 (Shareholder Representation Agreements), Section 5.7 (Escrow Agreement), Section 5.10 (Employees), Section
5.13 (Reasonable Efforts and Further Assurances), Section 7.3 (Expenses and Termination Fees), Article VIII and this Article IX, and any other agreement which by its terms is to be performed after the Effective Time, shall survive the Effective Time and the Closing.

        9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               (a) if to Acquiror or Merger Sub, to:

                      Versata, Inc.
                      2101 Webster Street, Eighth Floor
                      Oakland, CA 94612
                      Attention: General Counsel
                      Facsimile No.: (510) 238-4101
                      Telephone No.: (510) 238-4100
                      with a copy to:

                      Brobeck, Phleger & Harrison LLP
                      Spear Street Tower
                      One Market
                      San Francisco, CA  94105
                      Attention: John W. Larson, Esq.
                      Facsimile No.: (415) 442-1010
                      Telephone No.: (415) 442-0900

               (b) if to Company, to:

                      Verve, Inc.
                      999 Brannan Street, Suite 203
                      San Francisco, CA 94105
                      Attention: General Counsel
                      Facsimile No.: (415) 449-3566
                      Telephone No.: (888) 327-8085

                      with a copy to:

                      LeBoeuf, Lamb, Greene & MacRae, LLP
                      One Embarcadero Center, Suite 400
                      San Francisco, CA 94111
                      Attention: Graham R. Taylor, Esq.
                      Facsimile No.: (415) 951-1180
                      Telephone No.: (415) 951-1121

               (c) if to the Shareholders:

                      Verve, Inc.
                      999 Brannan Street, Suite 203
                      San Francisco, CA 94105
                      Attention: General Counsel
                      Facsimile No.: (415) 449-3566
                      Telephone No.: (888) 327-8085

                      with a copy to:

                      LeBoeuf, Lamb, Greene & MacRae, LLP
                      One Embarcadero Center, Suite 400
                      San Francisco, CA 94111
                      Attention: Graham R. Taylor, Esq.
                      Facsimile No.: (415) 951-1180
                      Telephone No.: (415) 951-1121

        9.3 CERTAIN DEFINITIONS; INTERPRETATION. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of such entity and its subsidiaries, taking such entity together with such subsidiaries as a whole. In this Agreement, any reference to a party's "knowledge" means actual knowledge of such party's officers and directors. When a reference is made in this Agreement to a Section, an Article or an Exhibit, such reference shall be to a Section or Article of this Agreement or an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "but are not limited to," "but is not limited to" and "but not limited to," respectively. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 18, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        9.5 ENTIRE AGREEMENT; PARTIES IN INTEREST; NONASSIGNABILITY. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and Schedules, the Company Disclosure Schedule and the Acquiror Disclosure Schedule constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

        9.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

        9.7 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.8 GOVERNING LAW; FORUM. This Agreement and any other ancillary agreements to be entered into pursuant hereto shall be governed by and construed in accordance with the laws of the State of California without reference to such state's principles of conflicts of law. Each of the parties hereto irrevocably
(i) consents to the exclusive jurisdiction of any court of the United States or the State of California located within the County of San Francisco in the State of California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, (ii) agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons, and (iii) waives and covenants not to assert or plead any objection which they might otherwise have (including any objection on the basis of inconvenient forum) to such jurisdiction, venue and such process.

        9.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        9.10 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        9.11 NO THIRD-PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer upon any other person or entity any rights or remedies, except the right of Shareholders to receive the applicable consideration set forth in
Section 1.6, and the right of Company Option holders to have their Company Options assumed by Acquiror pursuant to Section 1.6(f).

               IN WITNESS WHEREOF, Versata, Inc., VATA Acquisition Corp. and Verve, Inc. have each caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, and each of Brett Adam, an individual, Cameron Bromley, an individual and Matthew Pryor, an individual has executed and delivered this Agreement, all as of the date first written above.

                                  VERSATA, INC.



                                  By:      /s/ John A. Hewitt, Jr.
                                           -------------------------------------
                                  Name:    John A. Hewitt, Jr.
                                  Title:   President and Chief Executive Officer


                                  VATA ACQUISITION CORP.

                                  By:      /s/ John A. Hewitt, Jr.
                                           -------------------------------------
                                  Name:    John A. Hewitt, Jr.
                                  Title:   President and Chief Executive Officer

                                  VERVE, INC.

                                  By:      /s/ Brett Adam
                                           -------------------------------------
                                  Name:    Brett Adam
                                  Title:   President and Chief Executive Officer



        IN WITNESS WHEREOF, Versata, Inc., VATA Acquisition Corp. and Verve, Inc. have each caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, and each of Brett Adam, an individual, Cameron Bromley, an individual and Matthew Pryor, an individual has executed and delivered this Agreement, all as of the date first written above.

                                           SHAREHOLDERS:


                                           /s/ Brett Adam
                                           -------------------------------------
                                           Brett Adam



            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                           /s/ Cameron Bromley
                                           -------------------------------------
                                           Cameron Bromley


                                           /s/ J. Matthew Pryor
                                           -------------------------------------
                                           J. Matthew Pryor


                      AGREEMENT AND PLAN OF REORGANIZATION

                                     among:

                                 VERSATA, INC.
                            a Delaware corporation;

                             VATA ACQUISITION CORP.
                            a Delaware Corporation;

                                  VERVE, INC.
                            a California Corporation

                                      and

                      CERTAIN SHAREHOLDERS OF VERVE, INC.

                          ----------------------------
                          Dated as of October 18, 2000
                          ----------------------------


EXHIBIT A           Delaware Certificate of Merger
EXHIBIT B           California Agreement of Merger
EXHIBIT C           Amended and Restated Articles of Incorporation
EXHIBIT D           Support Agreement
EXHIBIT E           Shareholder Representation Agreement
EXHIBIT F           Escrow Agreement
EXHIBIT G           Non-Competition Agreement
EXHIBIT H           Employment Agreement
EXHIBIT I           Form of Shareholder Certificate

Versata, Inc. agrees to furnish supplementally a copy of any of the foregoing exhibits to the SEC upon request.



            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]